SECURITIES AND EXCHANGE COMMISSION
                           Washington, D.C.  20549

                                  FORM 8-K
                               CURRENT REPORT

                    PURSUANT TO SECTION 13 OR 15(d) OF THE
                       SECURITIES EXCHANGE ACT OF 1934

                                DATE OF REPORT
                               JANUARY 2, 2001

                               CYBEROPTICLABS, INC.
             ------------------------------------------------------
             (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)
                         (FORMERLY KNOWN AS VESTEX, INC.)

                                   NEW YORK
                 ---------------------------------------------
                 (STATE OR OTHER JURISDICTION OF INCORPORATION)

                    33-23473-NY                    11-52917728
               -------------------              ----------------
             (COMMISSION FILE NUMBER)           (I.R.S. EMPLOYER
                                               IDENTIFICATION NO.)

                 7 OLD LANTERN ROAD, NORWALK, CONNECTICUT 06851
             -----------------------------------------------------
             (ADDRESS OF PRINCIPAL EXECUTIVE OFFICES AND ZIP CODE)

                                 (203) 846-4981
                           --------------------------
             (REGISTRANT'S TELEPHONE NUMBER, INCLUDING AREA CODE)

[ITEMS]2
ITEM 2. Acquisition or Disposition of Assets

     On November 21, 2000, the Company entered into two separate Contribution and Exchange Agreements (the "Acquisition Agreements") with I.S.G. Group, Inc., a New York corporation ("ISG"), and U.S. Direct Insurance Agency, Inc., a New York corporation ("US Direct"). ISG and US Direct are collectively referred to herein as the Target Companies.
Pursuant to the terms of the Acquisition Agreements, the Company acquired the Target Companies for an aggregate of 21,651,000 shares of the Company's common stock with a total of 25,764,000 shares of common stock issued and outstanding after the acquisitions (the "Acquisitions"). Current management of the Company resigned at the closing of the transactions and the business
of the Target Companies is the ongoing business of the Company.   The
shareholders of ISG received 10,540,000 shares of common stock and the shareholders of US Direct has received 11,111,000 shares of common stock on the closing of the Acquisitions.

     The Acquisitions were approved at a meeting of the Company's shareholders on December 14, 2000.

     As a result of the Acquisitions, the Company has the following shares of Common Stock outstanding:

 Class of Shareholder           Shares of Common Stock        Percentage
 --------------------           ----------------------        ----------
Current Shareholders of the
Company Prior to the Acquisitions    4,113,000                  15.96%

ISG Shareholders                    10,540,000                  40.91%

US Direct Shareholders              11,111,000                  43.13%
                                    ----------                 -------
    Total                           25,764,000                 100.00%
                                    ==========                 =======

     Although current shareholders were diluted by the acquisitions, management of the Company believes these transactions are in the Company's and its shareholders' best interest. The Acquisitions are consistent with the business plan of the Company. By acquiring the Target Companies, the Company received operations and subsidiaries with dynamic business plans. Both ISG and US Direct are in the insurance business and their operations will be complimentary to each other. As the Company had no business operations prior to the Acquisitions, management felt these acquisitions were important to creating value in the Company for its shareholders. The Acquisitions were designed to provide the Target Companies with a public market for their stock for the future benefit of their current shareholders and to enhance the Target Companies' abilities to seek future funding of their operations.

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

     Pursuant to the terms of the Acquisition Agreements, the Target Companies nominated new directors for the Company. The new directors are John Scagnelli and Krisha Nyborg. Ivan Wong remained a director of the Company. Set forth below are biographical information on the new directors.

     John Scagnelli, age 47, has 22 years experience in the data processing industry. Mr. Scagnelli is currently the sales director for Hyperion Solutions Financial Tam where he is in charge of selling business analysis applications to the financial industry. Prior to Hyperion, Mr. Scagnelli held the position of regional vice president for sales at HIE an enterprise application integration company located in Marietta, Georgia and district manager of sales for New York, New Jersey and Pennsylvania for Sterling Software.

     Krisha Nyborg, age 28, currently holds the position of Assistant Vice President of Judicial Title Insurance Agency of White Plains, New York. The Judicial Title Insurance Agency, Inc. has been in existence since 1978 and is currently one of the largest Title Insurance agencies in the Tri-State area. Ms. Nyborg has served in various capacities within Judicial over the past eight years. She plays a key role in the creation, modification and implementation of company wide policies and procedures relating to the closing, production and operation systems. Presently, she is over the Production Division, Closing Division and the Quality Control Team. In addition, she is liaison with OC Systems, an application software provider to the title industry, to innovate, enhance and administer the company's application software. Ms. Nyborg earned a Bachelors of Arts Degree from St. John's University.

     Ivan Wong will continue as a director of the newly rearranged
Company. Dr. Wong is currently a registered Pharmacist and Professional Consultant to small and medium sized medical related companies. Dr. Wong had worked for Walgreens, Inc. as a registered Pharmacist for the last 5 years. He is currently residing in the city and state of New York. Dr. Wong is also a Director of Interactive Health Network, an online health and awareness concern. Dr. Wong is also a Director of the WB GROWTH FUND, LLC., an investment fund that finances pharmaceutical, biotech, Internet and telecommunication companies. Dr. Wong holds a Doctorate Degree in Pharmacy from the University of Arizona.

Information on US Direct
------------------------

     US Direct Insurance Agency, Inc.: - a New York Corporation and licensed Insurance agency that has been focusing on the development of technological systems, solutions and processes that will allow it to become a nationwide distributor of insurance products through both the Internet and traditional insurance agents. In addition to the creation and growth of its insurance agency business, US Direct intends to provide hosted applications and Internet-based solutions to the insurance industry. US Direct's management team has primarily focused its resources to date on the development of front-end insurance industry applications including; comparative rating, online policy application and issuance solutions. US Direct is also developing

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

hosted applications that will enable insurance carriers to manage their agent distribution channels utilizing hosted applications that take advantage of universal client technology. Universal client technology allows ubiquitous access to applications with the use of industry standard Internet browsers.

     US Direct also owns 1,860,500 shares (approximately 43%) of RiderPoint Inc. RiderPoint, Inc. ("Riderpoint") is a Internet-based provider of innovative insurance products to motorcycle, all-terrain vehicle, snowmobile and personal watercraft enthusiasts. Through an integrated marketing and sales distribution plan that leverages powersport dealers, the Internet and proprietary information systems, Riderpoint intends to exploit the fragmentation, inefficiencies and dated methodologies currently existing in the insurance industry to grow its premium base.

     As an integral part of its growth strategy, US Direct intends to utilize its comparative insurance rating engine known as IQ. This engine provides US Direct with the ability to provide real-time comparatively rated insurance quotes online to all of its targeted distribution channels. IQ will showcase its ability to allow users to buy coverage online, without any live agent support. While some customers will always prefer to speak to an agent and therefore require agent support, the company believes that the utilization of virtual comparative insurance rating, online policy application and online policy issuance solutions will continue to grow in the future.

Information on ISG
------------------

     Insurance Solutions Group, Inc: - ISG Group Inc., ("ISG"), doing business as Insurance Solutions Group was incorporated under the laws of New York on December 21, 1999 and commenced operations during January of 2000. ISG provides comprehensive insurance solutions on behalf of Insurance Companies, State Insurance Departments and Self-Insured Entities through its operating subsidiaries; Universal Recoveries Inc. d.b.a Subrogation Partners and U.L.A.E. Inc. d.b.a Claim Partners. The current client list of ISG include local and state governments, as well as a few fortune 1000 companies.

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

     Universal Recoveries Inc. d.b.a. Subrogation Partners ("Subrogation Partners") was acquired by ISG as part of a consolidation from common shareholders. Universal Recoveries Inc. was incorporated under the laws of the State of New York on March 25, 1997 and commenced operation during May of 1997. Subrogation Partners provides insurance recovery and collection services, including subrogation, salvage, healthcare and deductible collections.

     U.L.A.E. Inc. d.b.a. Claim Partners, ("Claim Partners") was incorporated under the laws of the State of New York on October 20, 1999 and commenced operations on January of 2000. Claim Partners is a third-party claims administrator that provides claim management solutions to insurance companies.

ITEM 7.  FINANCIAL STATEMENTS, PRO FORMA FINANCIAL STATEMENTS, AND EXHIBITS

(b)(1) Pro Forma Financial Statements.

To Be Filed

(c)(1) Exhibits.  The following exhibits are included as part of this report:

            SEC
Exhibit    Reference
Number     Number      Title of Document                       Location
-------    --------    -----------------                       --------
 2.01         2        Contribution and Exchange Agreement
                       with US Direct Insurance Agency, Inc.   This Filing

 2.02         2        Contribution and Exchange Agreement
                       with ISG Group, Inc.                    This Filing

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

SIGNATURES

In accordance with Section 13 or 15(d) of the Securities Exchange Act, the registrant has duly caused this report to be signed by the undersigned, "hereunto duly authorized".

Vestex, Inc.
(Registrant)

/s/ C.T. YEH                             Date:  January 2, 2001
    --------------------
      C.T. Yeh
   	President/Director

/s/ IVAN WONG                            Date:  January 2, 2001
    --------------------
   	Ivan Wong
   	Secretary/Director


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

2.02         2        Contribution and Exchange Agreement
                       with ISG Group, Inc.

              CONTRIBUTION AND EXCHANGE AGREEMENT


  THIS CONTRIBUTION AND EXCHANGE AGREEMENT (this "Agreement") is made this 30th day of November 2000, by and among CyberOpticLabs, Inc., a Nevada corporation ("CyberOpticLabs"); ISG Group, Inc., d.b.a. Insurance Solutions Group, a New York corporation ("ISG"); and the persons listed in Exhibit A-1 hereof who are the owners of record of all the issued and outstanding stock of ISG who execute and deliver this Agreement ("ISG Stockholders"), based on the following:

                        Recitals

  CyberOpticLabs wishes to acquire all the issued and outstanding stock of ISG in exchange for stock of CyberOpticLabs in a transaction intended to qualify as a tax-free exchange pursuant to Section 351 of the Internal Revenue Code of 1986, as amended (the "Code"). The parties intend for this Agreement to represent the terms and conditions of such tax-free exchange, which Agreement the parties hereby adopt.

  CyberOpticLabs is also in the process of acquiring US Direct
Insurance Agency, Inc., a New York corporation ("US Direct"). Both acquisitions will be through a share exchange with a total of 21,651,000 shares of CyberOpticLabs issued for both insurance companies. As a result thereof, the ISG Stockholders, together with the stockholders of U.S. Direct, shall be in "control"
(within the meaning of Section 368(c) of the Code) of CyberOpticLabs.

                        Agreement

  Based on the stated premises, which are incorporated herein by reference, and for and in consideration of the mutual covenants and agreements hereinafter set forth, the mutual benefits to the parties to be derived herefrom, and other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, it is hereby agreed as follows:

                        ARTICLE I
                    EXCHANGE OF STOCK

     1.01 Exchange of Shares. On the terms and subject to the 1.02 conditions set forth in this Agreement, on the Closing Date (as defined in Section 1.05 hereof), the ISG Stockholders shall assign, transfer, contribute and deliver to CyberOpticLabs, free and clear of all liens, pledges, encumbrances, charges, restrictions, or claims of any kind, nature, or description, all issued and outstanding shares of common stock of ISG (the "ISG Shares") held by ISG Stockholders, which shares shall represent all issued and outstanding shares of ISG common stock, and CyberOpticLabs agrees to acquire such shares on such date by issuing and delivering in exchange therefor an aggregate of 10,540,000 restricted shares of CyberOpticLabs common stock, par value $0.001 per share, (the

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"CyberOpticLabs Common Stock").  Such shares of CyberOpticLabs Common Stock shall be issued pro rata based on the number of ISG Shares held and as set forth opposite the ISG Stockholder's respective names in Exhibit A-1. All 10,540,000 shares of CyberOpticLabs Common Stock to be issued and delivered pursuant to this Agreement shall be appropriately adjusted to take into account any stock split, stock dividend, reverse stock split, recapitalization, or similar change in the CyberOpticLabs Common Stock which may occur between the date of the execution of this Agreement and the Closing Date.

     1.02 Delivery of Certificates by ISG Stockholders. The transfer of ISG Shares by the ISG Stockholders shall be effected by the delivery to CyberOpticLabs at the Closing (as set forth in Section 1.05 hereof) of certificates representing the transferred shares endorsed in blank or accompanied by stock powers executed in blank and with all necessary transfer taxes and other revenue stamps affixed and acquired at the ISG Stockholders' expense.

     1.03 Operation as Wholly-Owned Subsidiary. After giving effect to the transaction contemplated hereby, CyberOpticLabs will own all the issued and outstanding shares of ISG and ISG will be a wholly-owned subsidiary of CyberOpticLabs operating under the name Insurance Solutions Group, Inc.

     1.04 Further Assurances. At the Closing and from time to time thereafter, the ISG Stockholders shall execute such additional instruments and take such other action as CyberOpticLabs may reasonably request, without undue cost to the ISG Stockholders in order to more effectively sell, transfer, and assign clear title and ownership in the ISG Shares to CyberOpticLabs.

     1.05 Closing and Parties. The Closing contemplated hereby shall be held at a mutually agreed upon time and at ISG offices located at 55 John Street, NY, NY 10038 on or before December 31st, 2000, or on another date to be agreed to in writing by the parties (the "Closing Date"). The Agreement may be closed at any time following approval by a majority of the stockholders of CyberOpticLabs Common Stock as set forth in Section
4.02 hereof and the ISG Stockholders as set forth in Section 5.02. The Closing may be accomplished by wire, express mail, overnight courier, conference telephone call or as otherwise agreed to by the respective parties or their duly authorized representatives.

     1.06  Closing Events.

     (a) CyberOpticLabs Deliveries. Subject to fulfillment or waiver of the conditions set forth in Article IV, CyberOpticLabs shall deliver to ISG at Closing all the following:

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


          (i) A certificate of good standing from the secretary of State of Nevada, issued as of a date within five days prior to the Closing Date, certifying that CyberOpticLabs is in good standing as a corporation in the State of Nevada;

          (ii) Incumbency and specimen signature certificates dated the Closing Date with respect to the officers of CyberOpticLabs executing this Agreement and any other document delivered pursuant hereto on behalf of CyberOpticLabs;

          (iii) Copies of the resolutions of CyberOpticLabs's board of directors and shareholder minutes or consents authorizing the execution and performance of this Agreement and the contemplated transactions, certified by the secretary or an assistant secretary of CyberOpticLabs as of the Closing Date;

          (iv) The certificate contemplated by Section 4.02, duly executed by the chief executive officer of CyberOpticLabs;

          (v) The certificate contemplated by Section 4.03, dated the Closing Date, signed by the chief executive officer of CyberOpticLabs;

          (vi) Certificates for 10,540,000 shares of CyberOpticLabs Common Stock in the names of the ISG Stockholders and in the amounts set forth in Exhibit "A-1;" and

     In addition to the above deliveries, CyberOpticLabs shall take all steps and actions as ISG and ISG Stockholders may reasonably request or as may otherwise be reasonably necessary to consummate the transactions contemplated hereby.

     (b) ISG Deliveries. Subject to fulfillment or waiver of the conditions set forth in Article V, ISG and/or ISG Stockholder's shall deliver to CyberOpticLabs at Closing all the following:

          (i) A certificate of good standing from the secretary of state of New York, issued as of a date within five days prior to the Closing Date certifying that ISG is in good standing as a corporation in the State of New York;

          (ii) Incumbency and specimen signature certificates dated the Closing Date with respect to the officers of ISG executing this Agreement and any other document delivered pursuant hereto on behalf of ISG;

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          (iii)  Copies of resolutions of the board of directors and of the stockholders of ISG authorizing the execution and performance of this Agreement and the contemplated transactions, certified by the secretary or an assistant secretary of ISG as of the Closing Date;

          (iv) The certificate contemplated by Section 5.03, executed by the chief operating officer of ISG; and

          (v) The certificate contemplated by Section 5.04, dated the Closing Date, signed by the chief operating officer of ISG.

     In addition to the above deliveries, ISG shall take all steps and actions as CyberOpticLabs may reasonably request or as may otherwise be reasonably necessary to consummate the transactions contemplated hereby.

     1.07.  Termination

     (a) This Agreement may be terminated by the board of directors of either CyberOpticLabs or ISG at any time prior to the Closing Date if:

          (i) There shall be any actual or threatened action or proceeding before any court or any governmental body which shall seek to restrain, prohibit, or invalidate the transactions contemplated by this Agreement and which, in the reasonable judgment of such board of directors, made in good faith and based upon the advice of its legal counsel, makes it inadvisable to proceed with the transactions contemplated by this Agreement;

          (ii) Any of the transactions contemplated hereby are disapproved by any regulatory authority whose approval is required to consummate such transactions or in the reasonable judgment of such board of directors, made in good faith and based on the advice of counsel, there is substantial likelihood that any such approval will not be obtained or will be obtained only on a condition or conditions which would be unduly burdensome, making it inadvisable to proceed with the exchange;

     In the event of termination pursuant to this paragraph (a) of Section 1.07, no obligation, right, or liability shall arise hereunder, and each party shall bear all of the expenses incurred by it in connection with the negotiation, preparation, and execution of this Agreement and the transactions contemplated hereby.

     (b) This Agreement may be terminated at any time prior to the Closing Date by action of the board of directors of CyberOpticLabs if (i) ISG shall fail to comply in any material respect with any of its covenants or agreements contained in this Agreement or if any of the representations or warranties of ISG contained herein shall be inaccurate in any material respect or (ii) CyberOpticLabs determines that there has been or is likely to be any material adverse change in the financial or legal condition of ISG. In the event of termination pursuant to this paragraph (b) of this Section 1.07, no obligation, right, remedy, or liability shall arise hereunder. All parties shall bear their own costs incurred in connection with the negotiation, preparation, and execution of this Agreement and the transactions contemplated hereby.

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     (c)  This Agreement may be terminated at any time prior to the Closing
Date by action of the board of directors of ISG if (i) CyberOpticLabs shall fail to comply in any material respect with any of its covenants or agreements contained in this Agreement or if any of the representations or warranties of CyberOpticLabs contained herein shall be inaccurate in any material respect or (ii) ISG determines that there has been or is likely to be any adverse change in the financial or legal condition of CyberOpticLabs. In the event of termination pursuant to this paragraph (c) of this Section 1.07, no obligation, right, remedy, or liability shall arise hereunder. All parties shall each bear their own costs incurred in connection with the negotiation, preparation, and execution of this Agreement and the transactions contemplated hereby.

                            ARTICLE II
     REPRESENTATIONS, COVENANTS, AND WARRANTIES OF CYBEROPTICLABS

     As an inducement to, and to obtain the reliance of ISG, CyberOpticLabs represents and warrants as follows:

     2.01 Organization. CyberOpticLabs is, and will be on the Closing Date, a corporation duly organized, validly existing, and in good standing under the laws of the State of Nevada and has the corporate power and is and will be duly authorized, qualified, franchised, and licensed under all applicable laws, regulations, ordinances, and orders of public authorities to own all of its properties and assets and to carry on its business in all material respects as it is now being conducted, and there are no other jurisdictions in which it is not so qualified in which the character and location of the assets owned by it or the nature of the material business transacted by it requires qualification, except where failure to do so would not have a material adverse effect on its business, operations, properties, assets or condition. The execution and delivery of this Agreement does not, and the consummation of the transactions contemplated by this Agreement in accordance with the terms hereof will not, violate any provision of CyberOpticLabs's articles of incorporation or bylaws, or other agreement to which it is a party or by which it is bound.

     2.02 Approval of Agreement. CyberOpticLabs has full power, authority, and legal right and has taken, or will take, all action required by law, its articles of incorporation, bylaws, and otherwise to execute and deliver this Agreement and to consummate the transactions herein contemplated. The board of directors of CyberOpticLabs has authorized and approved the execution, delivery, and performance of this Agreement and the transactions contemplated hereby; subject to the approval of the CyberOpticLabs stockholders and compliance with state and federal corporate and securities laws.

     2.03 Capitalization. The authorized capitalization of CyberOpticLabs consists of 100,000,000 shares of common stock, $0.001 par value, of which 4,005,000 shares are issued and outstanding and 5,000,000 shares of preferred stock, $0.001 par value, none of which are issued and outstanding. All issued and outstanding shares of CyberOpticLabs are legally issued, fully paid, and nonassessable and not issued in violation of the preemptive or other right of any person. There are no dividends or other amounts due or

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payable with respect to any of the shares of capital stock of CyberOpticLabs.
Immediately following the exchange referred to in Section 1.01 and the Recitals above, the ISG Stockholders and the Stockholders of US Direct shall, together, own at least 80% of the total combined voting power of all classes of stock of CyberOpticLabs entitled to vote and at least 80% of the total number of shares of each other class of stock of CyberOpticLabs that is then issued and outstanding, such that the ISG Stockholders and the Stockholders of US Direct shall, together, be in "control" (within the meaning of Section 368(c) of the Code) of CyberOpticLabs.

     2.04.  Financial Statements.

     (a) Included in Schedule 2.04 are the audited balance sheets of CyberOpticLabs as of December 14, 1999, and 1998, and the related statements of operations, stockholders' equity (deficit), and cash flows for the fiscal year ended December 31, 1999, and 1998, and from inception through December 31, 1999, including the notes thereto, and the accompanying report of Dave Thompson, CPA, independent certified public accountants. Prior to the Closing Date, CyberOpticLabs shall deliver the unaudited balance sheet of CyberOpticLabs as of September 30, 2000, and the related statements of operations, stockholders' equity (deficit), and cash flows for the nine months ended September 30, 2000, together with the notes thereto and representations by the principal accounting and financial officer of CyberOpticLabs to the effect that such financial statements contain all adjustments (all of which are normal recurring adjustments) necessary to present fairly the results of operations and financial position for the periods and as of the dates indicated and such financial statements shall not reflect any material changes since the December 31, 1999 financial statements.

     (b) The financial statements of CyberOpticLabs delivered pursuant to Section 2.04(a) have been prepared in accordance with generally accepted accounting principles consistently applied throughout the periods involved as explained in the notes to such financial statements. The CyberOpticLabs financial statements present fairly, in all material respects, as of their respective dates, the financial position of CyberOpticLabs. CyberOpticLabs did not have, as of the date of any such financial statements, except as and to the extent reflected or reserved against therein, any liabilities or obligations (absolute or contingent) which should be reflected therein in accordance with generally accepted accounting principles, and all assets reflected therein presently fairly the assets of CyberOpticLabs in accordance with generally accepted accounting principles.

     (c) CyberOpticLabs has filed or will file as the Closing Date all tax returns required to be filed by it from inception to the Closing Date. All such returns and reports are accurate and correct in all material respects. CyberOpticLabs has no material liabilities with respect to the payment of any federal, state, county, local, or other taxes (including any deficiencies, interest, or penalties) accrued for or applicable to the period ended on the date of the most recent balance sheet of CyberOpticLabs, except to the extent reflected on such balance sheet and all such dates and years and periods prior thereto and for which CyberOpticLabs may at said date have been liable in its own right or as

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transferee of the assets of, or as successor to, any other corporation or entity, except for taxes accrued but not yet due and payable, and to the best knowledge of CyberOpticLabs, no deficiency assessment or proposed adjustment of any such tax return is pending, proposed or contemplated.
To the best knowledge of CyberOpticLabs, none of such income tax returns has been examined or is currently being examined by the Internal Revenue Service and no deficiency assessment or proposed adjustment of any such return is pending, proposed or contemplated. CyberOpticLabs has not made any election pursuant to the provisions of any applicable tax laws (other than elections that relate solely to methods of accounting, depreciation, or amortization) that would have a material adverse affect on CyberOpticLabs, its financial condition, its business as presently conducted or proposed to be conducted, or any of its respective properties or material assets. There are no outstanding agreements or waivers extending the statutory period of limitation applicable to any tax return of CyberOpticLabs.

     2.05  Outstanding Warrants and Options.  Except as set forth on
Schedule 2.05, CyberOpticLabs has no existing warrants or options, calls, or commitments of any nature relating to the authorized and unissued CyberOpticLabs Common Stock.

     2.06 Information. The information concerning CyberOpticLabs set forth in this Agreement is complete and accurate in all material respects and does not contain any untrue statement of a material fact or omit to state a material fact required to make the statements made, in light of the circumstances under which they were made, not misleading. CyberOpticLabs shall cause the schedules delivered by it pursuant hereto and the instruments delivered to ISG hereunder to be updated after the date hereof up to and including the Closing Date.

     2.07 Absence of Certain Changes or Events. Except as set forth in this Agreement or the schedules hereto, since the date of the most recent CyberOpticLabs balance sheet described in Section 2.04 and included in the information referred to in Section 2.06:

     (a) There has not been (i) any material adverse change in the business, operations, properties, level of inventory, assets, or condition of CyberOpticLabs or (ii) any damage, destruction, or loss to CyberOpticLabs (whether or not covered by insurance) materially and adversely affecting the business, operations, properties, assets, or condition of CyberOpticLabs;

     (b) CyberOpticLabs has not (i) amended its articles of incorporation or bylaws; (ii) declared or made, or agreed to declare or make, any payment of dividends or distributions of any assets of any kind whatsoever to stockholders or purchased or redeemed, or agreed to purchase or redeem, any of its capital stock; (iii) waived any rights of value which in the aggregate are extraordinary or material considering the business of CyberOpticLabs; (iv) made any material change in its

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method of management, operation, or accounting; (v) entered into any other material transactions; (vi) made any accrual or arrangement for or payment of bonuses or special compensation of any kind or any severance or termination pay to any present or former officer or employee; (vii) increased the rate of compensation payable or to become payable by it to any of its officers or directors or any of its employees whose monthly compensation exceeds $1,000; or (viii) made any increase in any profit-sharing, bonus, deferred compensation, insurance, pension, retirement, or other employee benefit plan, payment, or arrangement made to, for, or with its officers, directors, or employees;

     (c) CyberOpticLabs has not (i) granted or agreed to grant any options, warrants, or other rights for its stocks, bonds, or other corporate securities calling for the issuance thereof; (ii) borrowed or agreed to borrow any funds or incurred, or become subject to, any material obligation or liability (absolute or contingent) except liabilities incurred in the ordinary course of business; (iii) paid any material obligation or liability (absolute or contingent) other than current liabilities reflected in or shown on the most recent CyberOpticLabs balance sheet and current liabilities incurred since that date in the ordinary course of business;
(iv) sold or transferred, or agreed to sell or transfer, any of its material assets, properties, or rights (except assets, properties, or rights not used or useful in its business which, in the aggregate have a value of less than $5,000 or canceled, or agreed to cancel, any debts or claims (except debts and claims which in the aggregate are of a value of less than $5,000); (v) made or permitted any amendment or termination of any contract, agreement, or license to which it is a party if such amendment or termination is material, considering the business of CyberOpticLabs; or (vi) issued, delivered, or agreed to issue or deliver any stock, bonds, or other corporate securities including debentures (whether authorized and unissued or held as treasury stock); and

     (d) To the best knowledge of CyberOpticLabs, it has not become subject to any law or regulation which materially and adversely affects, or in the future would be reasonably expected to adversely affect, the business, operations, properties, assets, or condition of CyberOpticLabs.

     2.08 Litigation and Proceedings. There are no actions, suits, or administrative or other proceedings pending or, to the knowledge of CyberOpticLabs, threatened by or against CyberOpticLabs or adversely affecting CyberOpticLabs or its properties, at law or in equity, before any court or other governmental agency or instrumentality, domestic or foreign, or before any arbitrator of any kind. CyberOpticLabs does not have any knowledge of any default on its part with respect to any judgment, order, writ, injunction, decree, award, rule, or regulation of any court, arbitrator, or governmental agency or instrumentality.

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     2.09  Compliance With Laws and Regulations.  CyberOpticLabs has
complied with all applicable statutes and regulations of any federal, state, or other governmental entity or agency thereof, except to the extent that noncompliance (i) could not materially and adversely affect the business, operations, properties, assets, or condition of CyberOpticLabs or (ii) could not result in the occurrence of any material liability for CyberOpticLabs. To the best knowledge of CyberOpticLabs, the consummation of this transaction will comply with all applicable statutes and regulations, subject to the preparation and filing of any forms required by state and federal securities laws.

     2.10 Compliance with Security Laws. CyberOpticLabs has complied with all applicable security statutes and regulation of any federal, state or other governmental entity or agency thereof, including the filing of any required documents in regards to all sales of CyberOpticLabs Stock. CyberOpticLabs is not required to file reports with the Securities and Exchange Commission under the Securities Exchange Act of 1934 and CyberOpticLabs's counsel will deliver an opinion to this effect. Notwithstanding the immediately preceding sentence, CyberOpticLabs has voluntarily filed reports under the Securities Exchange Act of 1934, which reports are complete and accurate in all material respects.

     2.11 Material Contract Defaults. CyberOpticLabs is not a party to any contract, agreement, lease, or other commitment which is material to the business, operations, properties, assets, or condition of CyberOpticLabs, and there is no event of default or other event which, with notice or lapse of time or both, would constitute a default in any material respect under any such contract, agreement, lease, or other commitment in respect of which CyberOpticLabs has not taken adequate steps to prevent such a default from occurring.

     2.12 No Conflict With Other Instruments. The execution of this Agreement and the consummation of the transactions contemplated by this Agreement will not result in the breach of any term or provision of, or constitute an event of default under, any material indenture, mortgage, deed of trust, or other material contract, agreement, or instrument to which CyberOpticLabs is a party or to which any of its properties or operations are subject.

     2.13 Subsidiary. CyberOpticLabs does not own, beneficially or of record, any equity securities in any other entity.

     2.14 CyberOpticLabs Schedules. CyberOpticLabs has delivered to ISG the following schedules, which are collectively referred to as the "CyberOpticLabs Schedules" and which consist of the following separate schedules dated as of the date of execution of this Agreement, all certified by a duly authorized officer of CyberOpticLabs as complete, true, and accurate:

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     (a)  A schedule including copies of the articles of incorporation and bylaws of CyberOpticLabs in effect as of the date of this Agreement;

     (b) A schedule containing copies of resolutions adopted by the board of directors of CyberOpticLabs approving this Agreement and the transactions herein contemplated;

     (c) A schedule setting forth a description of any material adverse change in the business, operations, property, inventory, assets, or condition of CyberOpticLabs since the most recent CyberOpticLabs balance sheet, required to be provided pursuant to Section 2.04 hereof;

     (d) A schedule setting forth the financial statements required pursuant to Section 2.04(a) hereof; and

     (e) A schedule setting forth any other information, together with any required copies of documents, required to be disclosed in the CyberOpticLabs Schedules by Sections 2.01 through 2.13.

     CyberOpticLabs shall cause the CyberOpticLabs Schedules and the instruments delivered to ISG hereunder to be updated after the date hereof up to and including the Closing Date. Such updated CyberOpticLabs Schedules, certified in the same manner as the original CyberOpticLabs Schedules, shall be delivered prior to and as a condition precedent to the obligation of ISG to close.

     2.15 Immediately following the exchanges referred to in Section 1.01, CyberOpticLabs will not be an "investment company" for purposes of Section 351(e) of the Code and the Treasury regulations promulgated thereunder.

                        ARTICLE III
     REPRESENTATIONS, COVENANTS, AND WARRANTIES OF ISG

     As an inducement to, and to obtain the reliance of, CyberOpticLabs, ISG represents and warrants as follows:

     3.01 Organization. ISG is, and will be on the Closing Date, a corporation duly organized, validly existing, and in good standing under the laws of the State of New York and has the corporate power and is and will be duly authorized, qualified, franchised, and licensed under all applicable laws, regulations, ordinances, and orders of public authorities to own all of its properties and assets and to carry on its business in all material respects as it is now being conducted, and there are no

Page 16
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other jurisdictions in which it is not so qualified in which the character and location of the assets owned by it or the nature of the material business transacted by it requires qualification, except where failure to do so would not have a material adverse effect on its business, operations, properties, assets or condition of ISG. The execution and delivery of this Agreement does not, and the consummation of the transactions contemplated by this Agreement in accordance with the terms hereof will not, violate any provision of ISG's articles of incorporation or bylaws, or other material agreement to which it is a party or by which it is bound.

     3.02 Approval of Agreement. ISG has full power, authority, and legal right and has taken, or will take, all action required by law, its articles of incorporation, bylaws, or otherwise to execute and deliver this Agreement and to consummate the transactions herein contemplated. The board of directors of ISG have authorized and approved the execution, delivery, and performance of this Agreement and the transactions contemplated hereby; subject to the approval of the ISG Stockholders and compliance with state and federal corporate and securities laws.

     3.03 Capitalization. The authorized capitalization of ISG consists of 11,000,000 shares of common stock of which as of the date hereof 10,540,000 shares are issued and outstanding. All issued and outstanding shares of ISG are legally issued, fully paid, and nonassessable and not issued in violation of the preemptive or other right of any person. There are no dividends or other amounts due or payable with respect to any of the shares of capital stock of ISG.

     3.04  Financial Statements.

     (a) Included in Schedule 3.04 are the audited balance sheet of ISG as of September 30, 2000, and the related statements of operations, cash flows, and stockholders' equity for the period from inception, to September 30, 2000, including the notes thereto, and the accompanying report of Cipolla, Sziklay, Zak & Co., L.L.C. of 470 Prospect Ave., Suite 202-206, West Orange, NJ 07052, independent certified public accountants.

     (b)  The audited financial statements delivered pursuant to
Section 3.04(a) have been prepared in accordance with generally accepted accounting principles consistently applied throughout the periods involved. The financial statements of ISG present fairly, as of their respective dates, the financial position of ISG. ISG did not have, as of the date of any such balance sheets, except as and to the extent reflected or reserved against therein, any liabilities or obligations (absolute or contingent) which should be reflected in any financial statements or the notes thereto prepared in accordance with generally accepted accounting principles, and all assets reflected therein present fairly the assets of ISG, in accordance with generally accepted accounting principles. The statements of revenue and expenses and cash flows present fairly the financial position and result of operations of ISG as of their respective dates and for the respective periods covered thereby.

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     (c)  ISG has filed or will have filed as of the Closing Date all tax returns required to be filed by it from inception to the Closing
Date. All such returns and reports are accurate and correct in all material respects. ISG has no material liabilities with respect to the payment of any federal, state, county, local, or other taxes (including any deficiencies, interest, or penalties) accrued for or applicable to the period ended on the date of the most recent unaudited balance sheet of ISG, except to the extent reflected on such balance sheet and adequately provided for, and all such dates and years and periods prior thereto and for which ISG may at said date have been liable in its own right or as transferee of the assets of, or as successor to, any other corporation or entity, except for taxes accrued but not yet due and payable, and to ISG's knowledge no deficiency assessment or proposed adjustment of any such tax return is pending, proposed or contemplated. Proper and accurate amounts of taxes have been withheld by or on behalf of ISG with respect to all material compensation paid to employees of ISG for all periods ending on or before the date hereof, and all deposits required with respect to compensation paid to such employees have been made, in complete compliance with the provisions of all applicable federal, state, and local tax and other laws. To ISG's knowledge, none of such income tax returns has been examined or is currently being examined by the Internal Revenue Service, and no deficiency assessment or proposed adjustment of any such return is pending, proposed, or contemplated.
ISG has not made any election pursuant to the provisions of any applicable tax laws (other than elections that relate solely to methods of accounting, depreciation, or amortization) that would have a material adverse affect on ISG, its financial condition, its business as presently conducted or proposed to be conducted, or any of its properties or material assets. There are no tax liens upon any of the assets of ISG. There are no outstanding agreements or waivers extending the statutory period of limitation applicable to any tax return of ISG.

     3.05 Outstanding Warrants and Options. ISG has no issued warrants or options, calls, or commitments of any nature relating to the authorized and unissued ISG Common Stock.

     3.06 Information. The information concerning ISG set forth in this Agreement and in the schedules delivered by ISG pursuant hereto is complete and accurate in all material respects and does not contain any untrue statement of a material fact or omit to state a material fact required to make the statements made, in light of the circumstances under which they were made, not misleading. ISG shall cause the schedules delivered by ISG pursuant hereto to CyberOpticLabs hereunder to be updated after the date hereof up to and including the Closing Date.

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     3.07  Absence of Certain Changes or Events.  Except as set forth in this Agreement since the date of the most recent ISG balance sheet described in Section 3.04 and included in the information referred to in Section 3.06:

     (a) There has not been (i) any material adverse change in the business, operations, properties, level of inventory, assets, or condition of ISG or (ii) any damage, destruction, or loss to ISG materially and adversely affecting the business, operations, properties, assets, or conditions of ISG.

     (b)  ISG has not (i) amended its articles of incorporation or bylaws;
(ii) declared or made, or agreed to declare or make, any payment of dividends or distributions of any assets of any kind whatsoever to stockholders or purchased or redeemed, or agreed to purchase or redeem, any of its capital stock; (iii) waived any rights of value which in the aggregate are extraordinary and material considering the business of ISG;
(iv) made any material change in its method of accounting; (v) entered into any other material transactions other than those contemplated by this Agreement; (vi) made any material accrual or material arrangement for or payment of bonuses or special compensation of any kind or any severance or termination pay to any present or former officer or employee; or (vii) made any material increase in any profit-sharing, bonus, deferred compensation, insurance, pension, retirement, or other employee benefit plan, payment, or arrangement made to, for, or with their officers, directors, or employees;

     (c) ISG has not (i) granted or agreed to grant any options, warrants, or other rights for its stocks, bonds, or other corporate securities calling for the issuance thereof; (ii) borrowed or agreed to borrow any funds or incurred, or become subject to, any material obligation or liability (absolute or contingent) except liabilities incurred in the ordinary course of business; (iii) paid any material obligation or liability (absolute or contingent) other than current liabilities reflected in or shown on the most recent ISG balance sheet and current liabilities incurred since that date in the ordinary course of business; (iv) sold or transferred, or agreed to sell or transfer, any of its material assets, properties, or rights, or agreed to cancel, any material debts or claims; (v) made or permitted any amendment or termination of any contract, agreement, or license to which it is a party if such amendment or termination is material, considering the business of ISG; or (vi) issued, delivered, or agreed to issue or deliver any stock, bonds, or other corporate securities including debentures (whether authorized and unissued or held as treasury stock); and

     (d) To the best knowledge of ISG, it has not become subject to any law or regulation which materially and adversely affects, or in the future would be reasonably expected to adversely affect, the business, operations, properties, assets, or condition of ISG.

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


     3.08 Title and Related Matters. Except as provided herein or disclosed in the most recent ISG balance sheet and the notes thereto, ISG has good and marketable title to all of its properties, inventory, interests in properties, technology, whether patented or un-patented, and assets, which are reflected in the most recent ISG balance sheet or acquired after that date (except properties, interests in properties, and assets sold or otherwise disposed of since such date in the ordinary course of business), free and clear of all mortgages, liens, pledges, charges, or encumbrances, except (i) statutory liens or claims not yet delinquent; and (ii) such imperfections of title and easements as do not, and will not, materially detract from, or interfere with, the present or proposed use of the properties subject thereto or affected thereby or otherwise materially impair present business operations on such properties. To the best knowledge of ISG, its technology does not infringe on the copyright, patent, trade secret, know-how, or other proprietary right of any other person or entity and comprises all such rights necessary to permit the operation of the business of ISG as now being conducted or as contemplated.

     3.09  Litigation and Proceedings. Except as otherwise disclosed in
Schedule 3.09, there are no material actions, suits, or proceedings pending or, to the knowledge of ISG, threatened by or against ISG or adversely affecting ISG, at law or in equity, before any court or other governmental agency or instrumentality, domestic or foreign, or before any arbitrator of any kind. ISG does not have any knowledge of any default on its part with respect to any judgment, order, writ, injunction, decree, award, rule, or regulation of any court, arbitrator, or governmental agency or instrumentality.

     3.10 Material Contract Defaults. ISG is not in default in any material respect under the terms of any outstanding contract, agreement, lease, or other commitment which is material to the business, operations, properties, assets, or condition of ISG, and there is no event of default or other event which, with notice or lapse of time or both, would constitute a default in any material respect under any such contract, agreement, lease, or other commitment in respect of which ISG has not taken adequate steps to prevent such a default from occurring.

     3.11 No Conflict With Other Instruments. The execution of this Agreement and the consummation of the transactions contemplated by this Agreement will not result in the breach of any term or provision of, or constitute an event of default under, any material indenture, mortgage, deed of trust, or other material contract, agreement, or instrument to which ISG is a party or to which any of its properties or operations are subject.

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



     3.12 Governmental Authorizations. ISG has all licenses, franchises, permits, and other governmental authorizations that are legally required to enable it to conduct its business in all material respects as conducted on the date of this Agreement. Except for compliance with federal and state securities and corporation laws, as hereinafter provided, no authorization, approval, consent, or order of, or registration, declaration, or filing with, any court or other governmental body is required in connection with the execution and delivery by ISG of this Agreement and the consummation by ISG of the transactions contemplated hereby.

     3.13 Compliance With Laws and Regulations. ISG has complied with all applicable statutes and regulations of any federal, state, or other governmental entity or agency thereof, except to the extent that noncompliance would not materially and adversely affect the business, operations, properties, assets, or condition of ISG or except to the extent that noncompliance would not result in the occurrence of any material liability for ISG. To the best knowledge of ISG, the consummation of this transaction will comply with all applicable statutes and regulations, subject to the preparation and filing of any forms required by state and federal security laws.

     3.14 Subsidiary. ISG owns 100% of the equity in its two operating subsidiaries: Universal Recoveries, Inc., d.b.a. Subrogation Partners, a New York corporation, and U.L.A.E., Inc., d.b.a. Claim Partners, also a New York corporation.

     3.15 ISG Schedules. ISG has delivered to CyberOpticLabs the following schedules, which are collectively referred to as the "ISG Schedules" and which consist of the following separate schedules dated as of the date of execution of this Agreement, and instruments and CyberOpticLabs as of such date, all certified by the chief executive officer of ISG as complete, true, and accurate:

     (a) A schedule including copies of the articles of incorporation and bylaws of ISG and all amendments thereto in effect as of the date of this Agreement;

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


     (b) A schedule containing copies of resolutions adopted by the board of directors of ISG approving this Agreement and the transactions herein contemplated as referred to in Section 3.02;

     (c) A schedule setting forth a description of any material adverse change in the business, operations, property, inventory, assets, or condition of ISG since the most recent ISG balance sheet, required to be provided pursuant to Section 3.04 hereof;

     (d) A schedule setting forth the financial statements required pursuant to Section 3.04 (a) hereof; and

     (e) A schedule setting forth any other information, together with any required copies of documents, required to be disclosed in the ISG Schedules by Sections 3.01 through 3.14.

     ISG shall cause the ISG Schedules and the instruments delivered to CyberOpticLabs hereunder to be updated after the date hereof up to and including the Closing Date. Such updated ISG Schedules, certified in the same manner as the original ISG Schedules, shall be delivered prior to and as a condition precedent to the obligation of CyberOpticLabs to close.

                             ARTICLE IV
             CONDITIONS PRECEDENT TO OBLIGATIONS OF ISG

     The obligations of ISG under this Agreement are subject to the satisfaction of ISG, at or before the Closing Date, of the following conditions:

     4.01 Shareholder Approval. CyberOpticLabs shall call and hold a meeting of its stockholders, or obtain the written consent of a majority of its stockholders, to approve the transactions contemplated by this Agreement including the acquisition of ISG through the issuance of CyberOpticLabs Common Stock for all of the issued and outstanding ISG Shares.

      4.02 Accuracy of Representations. The representations and warranties made by CyberOpticLabs in this Agreement were true when made and shall be true at the Closing Date with the same force and affect as if such representations and warranties were made at and as of the Closing Date (except for changes therein permitted by this Agreement), and CyberOpticLabs shall have performed or complied with all covenants and conditions required by this Agreement to be performed or complied with by CyberOpticLabs prior to or at the Closing. ISG shall be furnished with certificates, signed by duly authorized officers of CyberOpticLabs and dated the Closing Date, to the foregoing effect.

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


     4.03 Officer's Certificates. ISG shall have been furnished with certificates dated the Closing Date and signed by the duly authorized chief executive officer of CyberOpticLabs to the effect that to such officers best knowledge no litigation, proceeding, investigation, or inquiry is pending or, to the best knowledge of CyberOpticLabs threatened, which might result in an action to enjoin or prevent the consummation of the transactions contemplated by this Agreement. Furthermore, based on certificates of good standing, representations of government agencies, and CyberOpticLabs's own documents and information, the certificate shall represent, to the best knowledge of the officer, that:

     (a) This Agreement has been duly approved by CyberOpticLabs's board of directors and stockholders and has been duly executed and delivered in the name and on behalf of CyberOpticLabs by its duly authorized officers pursuant to, and in compliance with, authority granted by the board of directors of CyberOpticLabs pursuant to a unanimous consent;

     (b) There have been no material adverse changes in CyberOpticLabs up to and including the date of the certificate;

     (c) All conditions required by this Agreement have been met, satisfied, or performed by CyberOpticLabs;

     (d) All authorizations, consents, approvals, registrations, and/or filings with any governmental body, agency, or court required in connection with the execution and delivery of the documents by CyberOpticLabs have been obtained and are in full force and effect or, if not required to have been obtained, will be in full force and effect by such time as may be required; and

     (e) There is no material action, suit, proceeding, inquiry, or investigation at law or in equity by any public board or body pending or threatened against CyberOpticLabs, wherein an unfavorable decision, ruling, or finding could have an adverse effect on the financial condition of CyberOpticLabs, the operation of CyberOpticLabs, or the acquisition and reorganization contemplated herein, or any agreement or instrument by which CyberOpticLabs is bound or in any way contests the existence of CyberOpticLabs.

     4.04 No Material Adverse Change. Prior to the Closing Date, there shall not have occurred any material adverse change in the financial condition, business, or operations of CyberOpticLabs, nor shall any event have occurred which, with the lapse of time or the giving of notice, may cause or create any material adverse change in the financial condition, business, or operations of CyberOpticLabs.

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


     4.05 Good Standings. ISG shall have received a certificate of good standing from the secretary of State of Nevada, dated as of the date within five days prior to the Closing Date, certifying that CyberOpticLabs is in good standing as a corporation in the State of Nevada.

     4.06 Percentage Ownership of CyberOpticLabs Stock. Immediately following the exchange referred to in Section 1.01 hereof, ISG, together with the stockholders of U.S. Direct, shall have "control" (within the meaning of Section 368(c) of the Code) of CyberOpticLabs.

     4.07 Other Items. ISG shall have received such further documents, certificates, or instruments relating to the transactions contemplated hereby as ISG may reasonably request.

                           ARTICLE V
       CONDITIONS PRECEDENT TO OBLIGATIONS OF CYBEROPTICLABS

     The obligations of CyberOpticLabs under this Agreement are subject to the satisfaction, at or before the Closing Date, of the following conditions:

     5.01. Shareholder Approval. CyberOpticLabs shall call and hold a meeting of its stockholders, or obtain through a majority written consent of its stockholders, whereby the stockholders of CyberOpticLabs authorize and approve this Agreement and the transactions contemplated hereby.

     5.02 ISG Stockholders. Holders of all of the issued and outstanding ISG Shares shall have executed this Agreement and the exchange of shares contemplated by this Agreement.

     5.03 Acquisition of US Direct Insurance Agency, Inc. CyberOpticLabs shall acquire US Direct Insurance Agency, Inc., a New York corporation, or have entered into a definitive agreement to acquire it.

     5.04 Accuracy of Representations. The representations and warranties made by ISG and the ISG Stockholders in this Agreement were true when made and shall be true at the Closing Date with the same force and affect as if such representations and warranties were made at and as of the Closing Date (except for changes therein permitted by this Agreement), and ISG shall have performed or complied with all covenants and conditions required by this Agreement to be performed or complied with by ISG prior to or at the Closing. CyberOpticLabs shall be furnished with a certificate, signed by a duly authorized officer of ISG and dated the Closing Date, to the foregoing effect.

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

     5.05 Officer's Certificates. CyberOpticLabs shall have been furnished with certificates dated the Closing Date and signed by the duly authorized chief operating officer of ISG to the effect that no litigation, proceeding, investigation, or inquiry is pending or, to the best knowledge of ISG, threatened, which might result in an action to enjoin or prevent the consummation of the transactions contemplated by this Agreement. Furthermore, based on certificates of good standing, representations of government agencies, and ISG's own documents, the certificate shall represent, to the best knowledge of the officer, that:

     (a) This agreement has been duly approved by ISG's board of directors and has been duly executed and delivered in the name and on behalf of ISG by its duly authorized officers pursuant to, and in compliance with, authority granted by the board of directors of ISG pursuant to a unanimous consent of its board of directors and a majority vote of its stockholders;

     (b) Except as provided or permitted herein, there have been no material adverse changes in ISG up to and including the date of the certificate;

     (c) All authorizations, consents, approvals, registrations, and/or filing with any governmental body, agency, or court required in connection with the execution and delivery of the documents by ISG have been obtained and are in full force and effect or, if not required to have been obtained will be in full force and effect by such time as may be required; and

     (d) Except as otherwise disclosed in Schedule 3.09, there is no material action, suit, proceeding, inquiry, or investigation at law or in equity by any public board or body pending or threatened against ISG, wherein an unfavorable decision, ruling, or finding would have an adverse affect on the financial condition of ISG, the operation of ISG, or the acquisition and reorganization contemplated herein, or any material agreement or instrument by which ISG is bound or would in any way contest the existence of ISG.

     5.06 No Material Adverse Change. Prior to the Closing Date, there shall not have occurred any material adverse change in the financial condition, business or operations of ISG, nor shall any event have occurred which, with the lapse of time or the giving of notice, may cause of create any material adverse change in the financial condition, business, or operations of ISG.

     5.07 Good Standing. CyberOpticLabs shall have received a certificate of good standing from the appropriate authority in the State of New York, dated as of a date with five days prior to the Closing Date, certifying that the ISG is in good standing as a corporation in the State of New
York.

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

     5.08 Other Items. CyberOpticLabs shall have received such further documents certificates, or instruments relating to the transactions contemplated hereby as CyberOpticLabs may reasonably request.

                          ARTICLE VI
                       SPECIAL COVENANTS

     6.01  Activities of CyberOpticLabs and ISG

     (a) From and after the date of this Agreement until the Closing Date and except as set forth in the respective schedules to be delivered by CyberOpticLabs and ISG pursuant hereto or as permitted or contemplated by this Agreement, CyberOpticLabs and ISG will each:

     (i) Carry on its business in substantially the same manner as it has heretofore;

     (ii) Maintain in full force and effect insurance comparable in amount and in scope of coverage to that now maintained by it;

     (iii) Perform in all material respects all of its obligations under material contracts, leases, and instruments relating to or affecting its assets, properties, and business;

     (iv) Use its best efforts to maintain and preserve it business organization intact, to retain its key employees, and to maintain its relationships with its material suppliers and customers;

     (v) Duly and timely file for all taxable periods ending on or prior to the Closing Date all federal, state, county, and local tax returns required to be filed by or on behalf of such entity or for which such entity may be held responsible and shall pay, or cause to pay, all taxes required to be shown as due and payable on such returns, as well as all installments of tax due and payable during the period commencing on the date of this Agreement and ending on the Closing Date.; and

     (vi) Fully comply with and perform in all material respects all obligations and duties imposed on it by all federal and state laws and all rules, regulations, and orders imposed by federal or state governmental authorities.

     (b) From and after the date of this Agreement and except as provided herein until the Closing Date, CyberOpticLabs and ISG will not:

          (i)  Make any change in its articles of incorporation or bylaws;

          (ii) Enter into or amend any material contract, agreement, or other instrument of any of the types described in such party's schedules, except that a party may enter into or amend any contract, agreement, or other instrument in the ordinary course of business; and

          (iii) Enter into any agreement for the sale of ISG or CyberOpticLabs securities without the prior approval of the other party.

	6.02	Access to Properties and Records.  Until the Closing Date,
ISG and CyberOpticLabs will afford to the other party's officers and authorized representatives full access to the properties, books, and records of the other party in order that each party may have full opportunity to make such reasonable investigation as it shall desire to make of the affairs of ISG or CyberOpticLabs and will furnish the other party with such additional financial and other information as to the business and properties of ISG or CyberOpticLabs as each party shall from time to time reasonably request.

     6.03 Indemnification by ISG. ISG will indemnify and hold harmless CyberOpticLabs and its directors and officers, and each person, if any, who controls CyberOpticLabs within the meaning of the Securities Act, from and against any and all losses, claims, damages, expenses, liabilities, or actions to which any of them may become subject under applicable law (including the Securities Act and the Securities Exchange Act) and will reimburse them for any legal or other expenses reasonably incurred by them in connection with investigating or defending any claims or actions, whether or not resulting in liability, insofar as such losses, claims, damages, expenses, liabilities, or actions arise out of or are based upon any untrue statement or alleged untrue statement of material fact contained in any application or statement filed with a governmental body or arising out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein, or necessary in order to make the statements therein not misleading, but only insofar as any such statement or omission was made in reliance upon and in conformity with information furnished in writing by ISG expressly for use therein.
The indemnity agreement contained in this Section 6.03 shall remain operative and in full force and effect, regardless of any investigation made by or on behalf of CyberOpticLabs and shall survive the consummation of the transactions contemplated by this Agreement for a period of one year.

     6.04. Indemnification by CyberOpticLabs. CyberOpticLabs will indemnify and hold harmless ISG, the ISG Stockholders, ISG's directors and officers, and each person, if any, who controls ISG within the meaning of the Securities Act, from and against any and all losses, claims, damages, expenses, liabilities, or actions to which any of them may become subject under applicable law (including the Securities Act and the Securities Exchange Act) and will reimburse them for any legal or other expenses reasonably incurred by them in connection with investigating or defending any claims or actions, whether or not resulting in liability, insofar as such losses, claims, damages, expenses, liabilities, or actions arise out of or are based upon any untrue statement or alleged untrue statement of a material fact contained in any application or statement filed with a governmental body or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein, or necessary in order to make the statements therein not misleading, but only insofar as any such statement or omission was made in reliance upon and in conformity with information furnished in writing by CyberOpticLabs expressly for use therein. The indemnity agreement contained in this Section 6.04 shall remain operative and in full force and effect, regardless of any investigation made by or on behalf of ISG and shall survive the consummation of the transactions contemplated by this Agreement for a period of one year.

     6.05 The Acquisition of CyberOpticLabs Common Stock. CyberOpticLabs and ISG understand and agree that the consummation of this Agreement including the issuance of the CyberOpticLabs Common Stock to ISG in exchange for the ISG Shares as contemplated hereby, constitutes the offer and sale of securities under the Securities Act and applicable state statutes. CyberOpticLabs and ISG agree that such transactions shall be consummated in reliance on exemptions from the registration and prospectus delivery requirements of such statutes which depend, among other items, on the circumstances under which such securities are acquired.

     (a) In order to provide documentation for reliance upon the exemptions from the registration and prospectus delivery requirements for such transactions, each shareholder of ISG shall execute and deliver to CyberOpticLabs an investment representation letter in substantially the same form as that attached hereto as Exhibit "A."

     (b) In connection with the transaction contemplated by this Agreement, ISG and CyberOpticLabs shall each file, with the assistance of the other and their respective legal counsel, such notices, applications, reports, or other instruments as may be deemed by them to be necessary or appropriate in an effort to document reliance on such exemptions, and the appropriate regulatory authority in the states where the ISG Stockholders reside unless an exemption requiring no filing is available in such jurisdictions, all to the extent and in the manner as may be deemed by such parties to be appropriate.

     (c) In order to more fully document reliance on the exemptions as provided herein, ISG, the ISG Stockholders, and CyberOpticLabs shall execute and deliver to the other, at or prior to the Closing, such further letters of representation, acknowledgment, suitability, or the like as CyberOpticLabs or ISG and their respective counsel may reasonably request in connection with reliance on exemptions from registration under such securities laws.

     6.06  CyberOpticLabs Liabilities.  Immediately prior to the
Closing Date, CyberOpticLabs shall have $20,000 in cash or cash equivalents and $10,000 in liabilities with all expenses related to this Agreement or otherwise having been paid.

     6.07 Securities Filings. CyberOpticLabs shall be responsible for the preparation of a Form D and its filing with the Securities and Exchange Commission and ISG will be responsible for any and all filings in any jurisdiction where its stockholders reside which would require a filing with a governmental agency as a result of the transactions contemplated in this Agreement.

     6.08  Sales of Securities Under Rule 144, If Applicable.

     (a) CyberOpticLabs will use its best efforts to at all times satisfy the current public information requirements of rule 144 promulgated under the Securities Act so that its stockholders can sell restricted securities that have been held for one year or more or such other restricted period as required by rule 144 as it is from time to time amended.

     (b) Upon being informed in writing by any person holding restricted stock of CyberOpticLabs as of the date of this Agreement that such person intends to sell any shares under rule 144 promulgated under the Securities Act (including any rule adopted in substitution or replacement thereof), CyberOpticLabs will certify in writing to such person that it is compliance with rule 144 current public information requirement to enable such person to sell such person's restricted stock under rule 144, as may be applicable under the circumstances.

     (c) If any certificate representing any such restricted stock is presented to CyberOpticLabs's transfer agent for registration or transfer in connection with any sales theretofore made under rule 144, provided such certificate is duly endorsed for transfer by the appropriate person(s) or accompanied by a separate stock power duly executed by the appropriate person(s) in each case with reasonable assurances that such endorsements are genuine and effective, and is accompanied by an opinion of counsel satisfactory to CyberOpticLabs and its counsel that such transfer has complied with the requirements of rule 144, as the case may be, CyberOpticLabs will promptly instruct its transfer agent to register such transfer and to issue one or more new certificates representing such shares to the transferee and, if appropriate under the provisions of rule 144, as the case may be, free of any stop transfer order or restrictive legend. The provisions of this Section 6.08 shall survive the Closing and the consummation of the transactions contemplated by this Agreement for a period of two years.

     6.09 New Board of Directors and Officers. Upon closing of the transactions contemplated by this Agreement, the two of the current directors and officers of CyberOpticLabs shall resign, seriatim, and each of Krisha Nyborg and John Scagnelli designated by ISG shall be appointed to fill the vacancies created thereby.

     6.10 No Plan to Dispose of CyberOptic Labs Stock Received In the Exchanges Referred to in Section 1.01. None of the ISG Stockholders has, nor will have, as of immediately prior to the closing of the exchanges referred to in Section 1.01, any plan, intention, commitment of obligation to dispose of any of the CyberOptic Labs common shares that any of them will receive pursuant to Section 1.01.

                         ARTICLE VII
                        MISCELLANEOUS

     7.01 Brokers. CyberOpticLabs and ISG agree that there were no finders or brokers involved in bringing the parties together or who were instrumental in the negotiation, execution, or consummation of this Agreement. Further, CyberOpticLabs and ISG each agree to indemnify the other against any claim by any third person for any commission, brokerage, or finder's fee or other payment with respect to this Agreement or the transactions contemplated hereby based on any alleged agreement or understanding between such party and such third person, whether express or implied, from the actions of such party.

     The covenants set forth in this section shall survive the Closing Date and the consummation of the transactions herein contemplated.

     7.02 No Representation Regarding Tax Treatment. No representation or warranty is being made by any party to any other regarding the treatment of this transaction for federal or state income taxation. Each party has relied exclusively on its own legal, accounting, and other tax adviser regarding the treatment of this transaction for federal and state income taxes and on no representation, warranty, or assurance from any other party or such other party's legal, accounting, or other adviser.

     7.03 Governing Law. This Agreement shall be governed by, enforced and construed under and in accordance with the laws of the State of Nevada.

     7.04 Notices. Any notices or other communications required or permitted hereunder shall be sufficiently given if personally delivered, if sent by facsimile or telecopy transmission or other electronic communication confirmed by registered or certified mail, postage prepaid, or if sent by prepaid overnight courier addressed as follows:

     7.05 Consistent Tax Treatment of Exchanges. Each of the parties hereto intend for the exchange contemplated under Section 1.01 to be treated for tax purposes as a contribution by the ISG Stockholders of their ISG shares to qualify as a tax-free exchange under Section 351(a) of the Code. Each of the parties hereto shall treat the exchanges contemplated under Section 1.01 consistent with such intent for all tax reporting and other purposes including, without limitation in the presentation and filing of their respective tax returns.

If to CyberOpticLabs, to:       If to ISG, to:
     Ivan Wong                       Insurance Solutions Group
     CyberOpticLabs, Inc.            476 Express Drive South
     7 Old Lantern Road              Medford, NY 11763
     Norwalk, Connecticut 06851      Fax:  (613) 447-1561
     Fax:  (___) ____-______


With Copies to:	                 With copies to:
     Victor D. Schwarz, Esq.	       Eric Hellige, Esq.
     2681 Parleys Way, Suite 203     Pryor Cashman Sherman & Flynn LLP
     Salt Lake City, Utah 84109      410 Park Ave, NY, NY 10022
     Fax:  (801) 463-6085            Fax:  (212) 326-0806

or such other addresses as shall be furnished in writing by any party in the manner for giving notices, hereunder, and any such notice or communication shall be deemed to have been given as of the date so delivered or sent by facsimile or telecopy transmission or other electronic communication, or one day after the date so sent by overnight courier.

     7.05 Attorney's Fees. In the event that any party institutes any action or suit to enforce this Agreement or to secure relief from any default hereunder or breach hereof, the breaching party or parties shall reimburse the nonbreaching party or parties for all costs, including reasonable attorneys' fees, incurred in connection therewith and in enforcing or collecting any judgment rendered therein.

     7.06 Schedules; Knowledge. Whenever in any section of this Agreement reference is made to information set forth in the schedules provided by CyberOpticLabs or ISG such reference is to information specifically set forth in such schedules and clearly marked to identify the section of this Agreement to which the information relates. Whenever any representation is made to the "knowledge" of any party, it shall be deemed to be a representation that no officer or director of such party, after reasonable investigation, has any knowledge of such matters.

     7.07 Entire Agreement. This Agreement represents the entire agreement between the parties relating to the subject matter hereof. All previous agreements between the parties, whether written or oral, have been merged into this Agreement. This Agreement alone fully and completely expresses the agreement of the parties relating to the subject matter hereof. There are no other courses of dealing, understandings, agreements, representations, or warranties, written or oral, except as set forth herein.

     7.08 Survival; Termination. The representations, warranties, and covenants of the respective parties shall survive the Closing Date and the consummation of the transactions herein contemplated for a period of six months from the Closing Date, unless otherwise provided herein.

     7.09 Counterparts. This Agreement may be executed in multiple counterparts, each of which shall be deemed an original and all of which taken together shall be but a single instrument.

     7.10 Amendment or Waiver. Every right and remedy provided herein shall be cumulative with every other right and remedy, whether conferred herein, at law, or in equity, and such remedies may be enforced concurrently, and no waiver by any party of the performance of any obligation by the other shall be construed as a waiver of the same or any other default then, theretofore, or thereafter occurring or existing. At any time prior to the Closing Date, this Agreement may be amended by a writing signed by all parties hereto, with respect to any of the terms contained herein, and any term or condition of this Agreement may be waived or the time for performance thereof may be extended by a writing signed by the party or parties for whose benefit the provision is intended.

     IN WITNESS WHEREOF, the corporate parties hereto have caused this Agreement to be executed by their respective officers, hereunto duly authorized, as of the date first above written.

CYBEROPTICLABS, INC.,          ISG Group, Inc., (d.b.a. Insurance Solutions
a Nevada corporation           Group), a New York corporation


By:________________________    By:________________________


STATE OF ________	      )
                        ss.
COUNTY OF ___________   )

     On this        day of November, 2000, personally appeared before
me __________, whose identity is personally known to me and who by me duly sworn, did say that he is the _____________ of CyberOpticLabs, Inc. and that said document was signed by him of behalf of said corporation by authority of its bylaws, and said _____________ acknowledged to me that said corporation executed the same.

     ______________________________________________
     NOTARY PUBLIC

STATE OF NEW YORK	      )
                        ss.
COUNTY OF _________     )

     On this       day of November, 2000, personally appeared before
me __________, whose identity is personally known to me and who by me duly sworn, did say that he is the president of ISG Group, Inc. and that said document was signed by him of behalf of said corporation by authority of its bylaws, and said ________________ acknowledged to me that said corporation executed the same.

     __________________________________________
     NOTARY PUBLIC

                             Exhibit A-1

                    Insurance Solutions Group, Inc.
                        	List of Stockholders

                          Number of Shares   Number of CyberOpticLabs Share
Name of Shareholder         of ISG Owned    Shares to be Received in Exchange
-------------------       ----------------  ---------------------------------
Eel Point Partners           10,125,000           10,125,000
Scott Conant                    150,000              150,000
Robert Giannelli                100,000              100,000
Robin Marshlow                   50,000               50,000
Gary Molampy                     50,000               50,000
Jennifer Peck                    50,000               50,000
Sandra Pogue                     15,000               15,000
                             ----------           ----------
  Total                      10,540,000           10,540,000

2.01         2        Contribution and Exchange Agreement
                       with US Direct Insurance Agency, Inc.

                     CONTRIBUTION AND EXCHANGE AGREEMENT

     THIS CONTRIBUTION AND EXCHANGE AGREEMENT (this "Agreement") is made this 30th day of November 2000, by and among CyberOpticLabs, Inc., a Nevada corporation ("CyberOpticLabs"); US Direct Insurance Agency, Inc., a New York corporation ("US Direct"); and the persons listed in Exhibit A-1 hereof who are the owners of record of all the issued and outstanding stock of US Direct who execute and deliver this Agreement ("US Direct Stockholders"), based on the following:

     Recitals

     CyberOpticLabs wishes to acquire all the issued and outstanding stock of US Direct in exchange for stock of CyberOpticLabs in a transaction intended to qualify as a tax-free exchange pursuant to Section 351 of the Internal Revenue Code of 1986, as amended (the "Code"). The parties intend for this Agreement to represent the terms and conditions of such tax-free exchange, which Agreement the parties hereby adopt.

     CyberOpticLabs is also in the process of acquiring ISG, Inc., a New York corporation ("ISG"). Both acquisitions will be through a share exchange with a total of 21,651,000 shares of CyberOpticLabs issued for both insurance companies. As a result thereof, the US Direct Stockholders, together with the stockholders of ISG, shall be in "control" (within the meaning of Section 368(c) of the Code) of CyberOpticLabs.

     Agreement

     Based on the stated premises, which are incorporated herein by reference, and for and in consideration of the mutual covenants and agreements hereinafter set forth, the mutual benefits to the parties to be derived herefrom, and other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, it is hereby agreed as follows:

                                 ARTICLE I
                             EXCHANGE OF STOCK

     1.01 Exchange of Shares. On the terms and subject to the conditions set forth in this Agreement, on the Closing Date (as defined in Section
1.05 hereof), the US Direct Stockholders shall assign, transfer, contribute and deliver to CyberOpticLabs, free and clear of all liens, pledges, encumbrances, charges, restrictions, or claims of any kind, nature, or description, all issued and outstanding shares of common stock of US
Direct (the "US Direct Shares") held by US Direct Stockholders, which shares shall represent all issued and outstanding shares of US Direct common stock, and CyberOpticLabs agrees to acquire such shares on such date by issuing and delivering in exchange therefore an aggregate of 11,111,000 restricted shares of CyberOpticLabs common stock, par value $0.001 per share, (the "CyberOpticLabs Common Stock"). Such shares of

CyberOpticLabs Common Stock shall be issued pro rata based on the number of US Direct Shares held and as set forth opposite the US Direct Stockholder's respective names in Exhibit A-1. All 11,111,000 shares of CyberOpticLabs Common Stock to be issued and delivered pursuant to this Agreement shall be appropriately adjusted to take into account any stock split, stock dividend, reverse stock split, recapitalization, or similar change in the CyberOpticLabs Common Stock which may occur between the date of the execution of this Agreement and the Closing Date.

     1.02 Delivery of Certificates by US Direct Stockholders. The transfer of US Direct Shares by the US Direct Stockholders shall be effected by the delivery to CyberOpticLabs at the Closing (as set forth in Section 1.05 hereof) of certificates representing the transferred shares endorsed in blank or accompanied by stock powers executed in blank and with all necessary transfer taxes and other revenue stamps affixed and acquired at the US Direct Stockholders' expense.

     1.03 Operation as Wholly-Owned Subsidiary. After giving effect to the transaction contemplated hereby, CyberOpticLabs will own all the issued and outstanding shares of US Direct and US Direct will be a wholly-owned subsidiary of CyberOpticLabs operating under the name Insurance Solutions Group, Inc.

     1.04 Further Assurances. At the Closing and from time to time thereafter, the US Direct Stockholders shall execute such additional instruments and take such other action as CyberOpticLabs may reasonably request, without undue cost to the US Direct Stockholders in order to more effectively sell, transfer, and assign clear title and ownership in the US Direct Shares to CyberOpticLabs.

     1.05 Closing and Parties. The Closing contemplated hereby shall be held at a mutually agreed upon time and at ISG offices located at 55 John Street, NY, NY 10038 on or before December 31st, 2000, or on another date to be agreed to in writing by the parties (the "Closing Date"). The Agreement may be closed at any time following approval by a majority of the stockholders of CyberOpticLabs Common Stock as set forth in Section 4.02 hereof and the US Direct Stockholders as set forth in Section 5.02. The Closing may be accomplished by wire, express mail, overnight courier, conference telephone call or as otherwise agreed to by the respective parties or their duly authorized representatives.

     1.06  Closing Events.

     (a) CyberOpticLabs Deliveries. Subject to fulfillment or waiver of the conditions set forth in Article IV, CyberOpticLabs shall deliver to US Direct at Closing all the following:

     (i) A certificate of good standing from the secretary of State of Nevada, issued as of a date within five days prior to the Closing Date, certifying that CyberOpticLabs is in good standing as a corporation in the State of Nevada;

     (ii) Incumbency and specimen signature certificates dated the Closing Date with respect to the officers of CyberOpticLabs executing this Agreement and any other document delivered pursuant hereto on behalf of CyberOpticLabs;

     (iii) Copies of the resolutions of CyberOpticLabs's board of directors and shareholder minutes or consents authorizing the execution and performance of this Agreement and the contemplated transactions, certified by the secretary or an assistant secretary of CyberOpticLabs as of the Closing Date;

     (iv) The certificate contemplated by Section 4.02, duly executed by the chief executive officer of CyberOpticLabs;

     (v) The certificate contemplated by Section 4.03, dated the Closing Date, signed by the chief executive officer of CyberOpticLabs;

     (vi) Certificates for 11,111,000 shares of CyberOpticLabs Common Stock in the names of the US Direct Stockholders and in the amounts set forth in Exhibit "A-1;" and

     In addition to the above deliveries, CyberOpticLabs shall take all steps and actions as US Direct and US Direct Stockholders may reasonably request or as may otherwise be reasonably necessary to consummate the transactions contemplated hereby.

     (b) US Direct Deliveries. Subject to fulfillment or waiver of the conditions set forth in Article V, US Direct and/or US Direct
Stockholder's shall deliver to CyberOpticLabs at Closing all the following:

          (i) A certificate of good standing from the secretary of state of New York, issued as of a date within five days prior to the Closing Date certifying that US Direct is in good standing as a corporation in the State of New York;

          (ii) Incumbency and specimen signature certificates dated the Closing Date with respect to the officers of US Direct executing this Agreement and any other document delivered pursuant hereto on behalf of US Direct;

          (iii) Copies of resolutions of the board of directors and of the stockholders of US Direct authorizing the execution and performance of this Agreement and the contemplated transactions, certified by the secretary or an assistant secretary of US Direct as of the Closing Date;

          (iv) The certificate contemplated by Section 5.03, executed by the chief operating officer of US Direct; and

          (v) The certificate contemplated by Section 5.04, dated the Closing Date, signed by the chief operating officer of US Direct.

     In addition to the above deliveries, US Direct shall take all steps and actions as CyberOpticLabs may reasonably request or as may otherwise be reasonably necessary to consummate the transactions contemplated hereby.

     1.07.  Termination

     (a) This Agreement may be terminated by the board of directors of either CyberOpticLabs or US Direct at any time prior to the Closing Date if:

          (i) There shall be any actual or threatened action or proceeding before any court or any governmental body which shall seek to restrain, prohibit, or invalidate the transactions contemplated by this Agreement and which, in the reasonable judgment of such board of directors, made in good faith and based upon the advice of its legal counsel, makes it inadvisable to proceed with the transactions contemplated by this Agreement;

          (ii) Any of the transactions contemplated hereby are disapproved by any regulatory authority whose approval is required to consummate such transactions or in the reasonable judgment of such board of directors, made in good faith and based on the advice of counsel, there is substantial likelihood that any such approval will not be obtained or will be obtained only on a condition or conditions which would be unduly burdensome, making it inadvisable to proceed with the exchange;

     In the event of termination pursuant to this paragraph (a) of
Section 1.07, no obligation, right, or liability shall arise hereunder, and each party shall bear all of the expenses incurred by it in connection with the negotiation, preparation, and execution of this Agreement and the transactions contemplated hereby.

     (b) This Agreement may be terminated at any time prior to the Closing Date by action of the board of directors of CyberOpticLabs if
(i) US Direct shall fail to comply in any material respect with any of its covenants or agreements contained in this Agreement or if any of the representations or warranties of US Direct contained herein shall be inaccurate in any material respect or (ii) CyberOpticLabs determines that there has been or is likely to be any material adverse change in the financial or legal condition of US Direct. In the event of termination pursuant to this paragraph (b) of this Section 1.07, no obligation, right, remedy, or liability shall arise hereunder. All parties shall bear their own costs incurred in connection with the negotiation, preparation, and execution of this Agreement and the transactions contemplated hereby.

     (c) This Agreement may be terminated at any time prior to the Closing Date by action of the board of directors of US Direct if (i) CyberOpticLabs shall fail to comply in any material respect with any of its covenants or agreements contained in this Agreement or if any of the representations or warranties of CyberOpticLabs contained herein shall be inaccurate in any material respect or (ii) US Direct determines that there has been or is likely to be any adverse change in the financial or legal condition of CyberOpticLabs. In the event of termination pursuant to this paragraph (c) of this Section 1.07, no obligation, right, remedy, or liability shall arise hereunder. All parties shall each bear their own costs incurred in connection with the negotiation, preparation, and execution of this Agreement and the transactions contemplated hereby.

                               ARTICLE II
      REPRESENTATIONS, COVENANTS, AND WARRANTIES OF CYBEROPTICLABS

     As an inducement to, and to obtain the reliance of US Direct, CyberOpticLabs represents and warrants as follows:

     2.01 Organization. CyberOpticLabs is, and will be on the Closing Date, a corporation duly organized, validly existing, and in good standing under the laws of the State of Nevada and has the corporate power and is and will be duly authorized, qualified, franchised, and licensed under all applicable laws, regulations, ordinances, and orders of public authorities to own all of its properties and assets and to carry on its business in all material respects as it is now being conducted, and there are no other jurisdictions in which it is not so qualified in which the character and location of the assets owned by it or the nature of the material business transacted by it requires qualification, except where failure to do so would not have a material adverse effect on its business, operations, properties, assets or condition. The execution and delivery of this Agreement does not, and the consummation of the transactions contemplated by this Agreement in accordance with the terms hereof will not, violate any provision of CyberOpticLabs's articles of incorporation or bylaws, or other agreement to which it is a party or by which it is bound.

     2.02 Approval of Agreement. CyberOpticLabs has full power, authority, and legal right and has taken, or will take, all action required by law, its articles of incorporation, bylaws, and otherwise to execute and deliver this Agreement and to consummate the transactions herein contemplated. The board of directors of CyberOpticLabs has authorized and approved the execution, delivery, and performance of this Agreement and the transactions contemplated hereby; subject to the approval of the CyberOpticLabs stockholders and compliance with state and federal corporate and securities laws.

     2.03 Capitalization. The authorized capitalization of CyberOpticLabs consists of 100,000,000 shares of common stock, $0.001 par value, of which 4,005,000 shares are issued and outstanding and 5,000,000 shares of preferred stock, $0.001 par value, none of which are issued and outstanding. All issued and outstanding shares of CyberOpticLabs are legally issued, fully paid, and nonassessable and not issued in violation of the preemptive or other right of any person. There are no dividends or other amounts due or payable with respect to any of the shares of capital stock of CyberOpticLabs. Immediately following the exchange referred to in Section 1.01 and the Recitals above, the US Direct Stockholders and the Stockholders of ISG shall, together, own at least 80% of the total combined voting power of all classes of stock of CyberOptic Labs entitled to vote and at least 80% of the total number of shares of each other class of stock of CyberOpticLabs that is then issued and outstanding, such that the US Direct Stockholders and the Stockholders of ISG shall, together, be in "control" (within the meaning of Section 368(c) of the Code) of CyberOpticLabs.

     2.04.	Financial Statements.

     (a) Included in Schedule 2.04 are the audited balance sheets of CyberOpticLabs as of December 31, 1999, and 1998, and the related statements of operations, stockholders' equity (deficit), and cash flows for the fiscal year ended December 31, 1999, and 1998, and from inception through December 31, 1999, including the notes thereto, and the accompanying report of Dave Thompson, CPA, independent certified
public accountants.   Prior to the Closing Date, CyberOpticLabs shall
deliver the unaudited balance sheet of CyberOpticLabs as of September 30, 2000, and the related statements of operations, stockholders' equity (deficit), and cash flows for the nine months ended September 30, 2000, together with the notes thereto and representations by the principal accounting and financial officer of CyberOpticLabs to the effect that such financial statements contain all adjustments (all of which are normal recurring adjustments) necessary to present fairly the results of operations and financial position for the periods and as of the dates indicated and such financial statements shall not reflect any material changes since the December 31, 1999 financial statements.

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    (b)  The financial statements of CyberOpticLabs delivered pursuant to Section 2.04(a) have been prepared in accordance with generally accepted accounting principles consistently applied throughout the periods involved as explained in the notes to such financial statements. The CyberOpticLabs financial statements present fairly, in all material respects, as of their respective dates, the financial position of CyberOpticLabs. CyberOpticLabs did not have, as of the date of any such financial statements, except as and to the extent reflected or reserved against therein, any liabilities or obligations (absolute or contingent) which should be reflected therein in accordance with generally accepted accounting principles, and all assets reflected therein presently fairly the assets of CyberOpticLabs in accordance with generally accepted accounting principles.

     (c) CyberOpticLabs has filed or will file as the Closing Date all tax returns required to be filed by it from inception to the Closing Date. All such returns and reports are accurate and correct in all material respects. CyberOpticLabs has no material liabilities with respect to the payment of any federal, state, county, local, or other taxes (including any deficiencies, interest, or penalties) accrued for or applicable to the period ended on the date of the most recent balance sheet of CyberOpticLabs, except to the extent reflected on such balance sheet and all such dates and years and periods prior thereto and for which CyberOpticLabs may at said date have been liable in its own right or as transferee of the assets of, or as successor to, any other corporation or entity, except for taxes accrued but not yet due and payable, and to the best knowledge of CyberOpticLabs, no deficiency assessment or proposed adjustment of any such tax return is pending, proposed or contemplated. To the best knowledge of CyberOpticLabs, none of such income tax returns has been examined or is currently being examined by the Internal Revenue Service and no deficiency assessment or proposed adjustment of any such return is pending, proposed or contemplated. CyberOpticLabs has not made any election pursuant to the provisions of any applicable tax laws (other than elections that relate solely to methods of accounting, depreciation, or amortization) that would have a material adverse affect on CyberOpticLabs, its financial condition, its business as presently conducted or proposed to be conducted, or any of its respective properties or material assets. There are no outstanding agreements or waivers extending the statutory period of limitation applicable to any tax return of CyberOpticLabs.

     2.05 Outstanding Warrants and Options. Except as set forth on Schedule 2.05, CyberOpticLabs has no existing warrants or options, calls, or commitments of any nature relating to the authorized and unissued CyberOpticLabs Common Stock.

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     2.06  Information.  The information concerning CyberOpticLabs set forth in this Agreement is complete and accurate in all material respects and does not contain any untrue statement of a material fact or omit to state a material fact required to make the statements made, in light of the circumstances under which they were made, not misleading. CyberOpticLabs shall cause the schedules delivered by it pursuant hereto and the instruments delivered to US Direct hereunder to be updated after the date hereof up to and including the Closing Date.

     2.07 Absence of Certain Changes or Events. Except as set forth in this Agreement or the schedules hereto, since the date of the most recent CyberOpticLabs balance sheet described in Section 2.04 and included in the information referred to in Section 2.06:

     (a) There has not been (i) any material adverse change in the business, operations, properties, level of inventory, assets, or condition of CyberOpticLabs or (ii) any damage, destruction, or loss to CyberOpticLabs (whether or not covered by insurance) materially and adversely affecting the business, operations, properties, assets, or condition of CyberOpticLabs;

     (b) CyberOpticLabs has not (i) amended its articles of incorporation or bylaws; (ii) declared or made, or agreed to declare or make, any payment of dividends or distributions of any assets of any kind whatsoever to stockholders or purchased or redeemed, or agreed to purchase or redeem, any of its capital stock; (iii) waived any rights of value which in the aggregate are extraordinary or material considering the business of CyberOpticLabs; (iv) made any material change in its method of management, operation, or accounting; (v) entered into any other material transactions; (vi) made any accrual or arrangement for or payment of bonuses or special compensation of any kind or any severance or termination pay to any present or former officer or employee;
(vii) increased the rate of compensation payable or to become payable by it to any of its officers or directors or any of its employees whose monthly compensation exceeds $1,000; or (viii) made any increase in any profit-sharing, bonus, deferred compensation, insurance, pension, retirement, or other employee benefit plan, payment, or arrangement made to, for, or with its officers, directors, or employees;

     (c) CyberOpticLabs has not (i) granted or agreed to grant any options, warrants, or other rights for its stocks, bonds, or other corporate securities calling for the issuance thereof; (ii) borrowed or agreed to borrow any funds or incurred, or become subject to, any material obligation or liability (absolute or contingent) except liabilities incurred in the ordinary course of business; (iii) paid any material obligation or liability (absolute or contingent) other than current liabilities reflected in or shown on the most recent CyberOpticLabs balance sheet and current liabilities incurred since that date in the ordinary course of business; (iv) sold or transferred, or agreed to sell or transfer, any of its material assets, properties, or rights (except assets, properties, or rights not used or useful in

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its business which, in the aggregate have a value of less than $5,000 or canceled, or agreed to cancel, any debts or claims (except debts and claims which in the aggregate are of a value of less than $5,000);
(v) made or permitted any amendment or termination of any contract, agreement, or license to which it is a party if such amendment or termination is material, considering the business of CyberOpticLabs; or (vi) issued, delivered, or agreed to issue or deliver any stock, bonds, or other corporate securities including debentures (whether authorized and unissued or held as treasury stock); and

     (d) To the best knowledge of CyberOpticLabs, it has not become subject to any law or regulation which materially and adversely affects, or in the future would be reasonably expected to adversely affect, the business, operations, properties, assets, or condition of CyberOpticLabs.

     2.08 Litigation and Proceedings. There are no actions, suits, or administrative or other proceedings pending or, to the knowledge of CyberOpticLabs, threatened by or against CyberOpticLabs or adversely affecting CyberOpticLabs or its properties, at law or in equity, before any court or other governmental agency or instrumentality, domestic or foreign, or before any arbitrator of any kind. CyberOpticLabs does not have any knowledge of any default on its part with respect to any judgment, order, writ, injunction, decree, award, rule, or regulation of any court, arbitrator, or governmental agency or instrumentality.

     2.09 Compliance With Laws and Regulations. CyberOpticLabs has complied with all applicable statutes and regulations of any federal, state, or other governmental entity or agency thereof, except to the extent that noncompliance (i) could not materially and adversely affect the business, operations, properties, assets, or condition of CyberOpticLabs or (ii) could not result in the occurrence of any material liability for CyberOpticLabs. To the best knowledge of CyberOpticLabs, the consummation of this transaction will comply with all applicable statutes and regulations, subject to the preparation and filing of any forms required by state and federal securities laws.

     2.10 Compliance with Security Laws. CyberOpticLabs has complied with all applicable security statutes and regulation of any federal, state or other governmental entity or agency thereof, including the filing of any required documents in regards to all sales of CyberOpticLabs Stock. CyberOpticLabs is not required to file reports with the Securities and Exchange Commission under the Securities Exchange Act of 1934 and CyberOpticLabs's counsel will deliver an opinion to this effect. Notwithstanding the immediately preceding sentence, CyberOpticLabs has voluntarily filed reports under the Securities Exchange Act of 1934, which reports are complete and accurate in all material respects.

     2.11 Material Contract Defaults. CyberOpticLabs is not a party to any contract, agreement, lease, or other commitment which is material to the business, operations, properties, assets, or condition of CyberOpticLabs, and there is no event of default or other event which,

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


with notice or lapse of time or both, would constitute a default in any material respect under any such contract, agreement, lease, or other commitment in respect of which CyberOpticLabs has not taken adequate steps to prevent such a default from occurring.

     2.12 No Conflict With Other Instruments. The execution of this Agreement and the consummation of the transactions contemplated by this Agreement will not result in the breach of any term or provision of, or constitute an event of default under, any material indenture, mortgage, deed of trust, or other material contract, agreement, or instrument to which CyberOpticLabs is a party or to which any of its properties or operations are subject.

     2.13 Subsidiary. CyberOpticLabs does not own, beneficially or of record, any equity securities in any other entity.

     2.14  CyberOpticLabs Schedules.  CyberOpticLabs has delivered to
US Direct the following schedules, which are collectively referred to as the "CyberOpticLabs Schedules" and which consist of the following separate schedules dated as of the date of execution of this Agreement, all certified by a duly authorized officer of CyberOpticLabs as complete, true, and accurate:

     (a) A schedule including copies of the articles of incorporation and bylaws of CyberOpticLabs in effect as of the date of this Agreement;

     (b) A schedule containing copies of resolutions adopted by the board of directors of CyberOpticLabs approving this Agreement and the transactions herein contemplated;

     (c) A schedule setting forth a description of any material adverse change in the business, operations, property, inventory, assets, or condition of CyberOpticLabs since the most recent CyberOpticLabs balance sheet, required to be provided pursuant to Section 2.04 hereof;

     (d) A schedule setting forth the financial statements required pursuant to Section 2.04(a) hereof; and

     (e) A schedule setting forth any other information, together with any required copies of documents, required to be disclosed in the CyberOpticLabs Schedules by Sections 2.01 through 2.13.

     CyberOpticLabs shall cause the CyberOpticLabs Schedules and the instruments delivered to US Direct hereunder to be updated after the date hereof up to and including the Closing Date. Such updated
CyberOpticLabs Schedules, certified in the same manner as the original CyberOpticLabs Schedules, shall be delivered prior to and as a condition precedent to the obligation of US Direct to close.

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     2.15  Immediately following the exchanges referred to in Section
1.01, CyberOpticLabs will not be an "investment company" for purposes of Section 351(e) of the Code and the Treasury regulations promulgated thereunder.

                            ARTICLE III
     REPRESENTATIONS, COVENANTS, AND WARRANTIES OF US Direct

     As an inducement to, and to obtain the reliance of, CyberOpticLabs, US Direct represents and warrants as follows:

     3.01 Organization. US Direct is, and will be on the Closing Date, a corporation duly organized, validly existing, and in good standing under the laws of the State of New York and has the corporate power and is and will be duly authorized, qualified, franchised, and licensed under all applicable laws, regulations, ordinances, and orders of public authorities to own all of its properties and assets and to carry on its business in all material respects as it is now being conducted, and there are no other jurisdictions in which it is not so qualified in which the character and location of the assets owned by it or the nature of the material business transacted by it requires qualification, except where failure to do so would not have a material adverse effect on its business, operations, properties, assets or condition of US Direct. The execution and delivery of this Agreement does not, and the consummation of the transactions contemplated by this Agreement in accordance with the terms hereof will not, violate any provision of US Direct's articles of incorporation or bylaws, or other material agreement to which it is a party or by which it is bound.

3.02	Approval of Agreement.  US Direct has full power, authority, and legal right and has taken, or will take, all action required by law, its articles of incorporation, bylaws, or otherwise to execute and deliver this Agreement and to consummate the transactions herein contemplated. The board of directors of US Direct have authorized and approved the execution, delivery, and performance of this Agreement and the transactions contemplated hereby; subject to the approval of the US Direct Stockholders and compliance with state and federal corporate and securities laws.

     3.03 Capitalization. The authorized capitalization of US Direct consists of 20,000 shares of common stock of which as of the date hereof 11,111 shares are issued and outstanding. All issued and outstanding shares of US Direct are legally issued, fully paid, and nonassessable and not issued in violation of the preemptive or other right of any person. There are no dividends or other amounts due or payable with respect to any of the shares of capital stock of US Direct.

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



     3.04	Financial Statements.

     (a) Included in Schedule 3.04 are the unaudited balance sheet of US Direct as of September 30, 2000, and the related statements of operations, cash flows, and stockholders' equity for the period from inception, to September 30, 2000, including the notes thereto.

     (b) US Direct will have prepared, within 60 days of the Closing Date, audited financial statements prepared in accordance with generally accepted accounting principles consistently applied throughout the periods involved. The financial statements of US Direct will fairly, as of their respective dates, the financial position of US Direct. US Direct will not have had, as of the date of any such balance sheets, except as and to the extent reflected or reserved against therein, any liabilities or obligations (absolute or contingent) which should be reflected in any financial statements or the notes thereto prepared in accordance with generally accepted accounting principles, and all assets reflected therein will fairly present the assets of US Direct, in accordance with generally accepted accounting principles. The statements of revenue and expenses and cash flows will present fairly the financial position and result of operations of US Direct as of their respective dates and for the respective periods covered thereby.

     (c)  US Direct has filed or will have filed as of the Closing
Date all tax returns required to be filed by it from inception to the Closing Date. All such returns and reports are accurate and correct in all material respects. US Direct has no material liabilities with respect to the payment of any federal, state, county, local, or other taxes (including any deficiencies, interest, or penalties) accrued for or applicable to the period ended on the date of the most recent unaudited balance sheet of US Direct, except to the extent reflected on such balance sheet and adequately provided for, and all such dates and years and periods prior thereto and for which US Direct may at said date have been liable in its own right or as transferee of the assets of, or as successor to, any other corporation or entity, except for taxes accrued but not yet due and payable, and to US Direct's knowledge no deficiency assessment or proposed adjustment of any such tax return is pending, proposed or contemplated. Proper and accurate amounts of taxes have been withheld by or on behalf of US Direct with respect to all material compensation paid to employees of US Direct for all periods ending on or before the date hereof, and all deposits required with respect to compensation paid to such employees have been made, in complete compliance with the provisions of all applicable federal, state, and local tax and other laws. To US Direct's knowledge, none of such income tax returns has been examined or is currently being examined by the Internal Revenue Service, and no deficiency assessment or proposed adjustment of any such return is pending, proposed, or

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


contemplated. US Direct has not made any election pursuant to the provisions of any applicable tax laws (other than elections that relate solely to methods of accounting, depreciation, or amortization) that would have a material adverse affect on US Direct, its financial condition, its business as presently conducted or proposed to be conducted, or any of its properties or material assets. There are no tax liens upon any of the assets of US Direct. There are no outstanding agreements or waivers extending the statutory period of limitation applicable to any tax return of US Direct.

     3.05 Outstanding Warrants and Options. US Direct has no issued warrants or options, calls, or commitments of any nature relating to the authorized and unissued US Direct Common Stock.

     3.06 Information. The information concerning US Direct set forth in this Agreement and in the schedules delivered by US Direct pursuant hereto is complete and accurate in all material respects and does not contain any untrue statement of a material fact or omit to state a material fact required to make the statements made, in light of the circumstances under which they were made, not misleading. US Direct shall cause the schedules delivered by US Direct pursuant hereto to CyberOpticLabs hereunder to be updated after the date hereof up to and including the Closing Date.

     3.07 Absence of Certain Changes or Events. Except as set forth in this Agreement since the date of the most recent US Direct balance sheet described in Section 3.04 and included in the information referred to in Section 3.06:

     (a) There has not been (i) any material adverse change in the business, operations, properties, level of inventory, assets, or condition of US Direct or (ii) any damage, destruction, or loss to US Direct materially and adversely affecting the business, operations, properties, assets, or conditions of US Direct.

     (b) US Direct has not (i) amended its articles of incorporation or bylaws; (ii) declared or made, or agreed to declare or make, any payment of dividends or distributions of any assets of any kind whatsoever to stockholders or purchased or redeemed, or agreed to purchase or redeem, any of its capital stock; (iii) waived any rights of value which in the aggregate are extraordinary and material considering the business of US Direct; (iv) made any material change

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


in its method of accounting; (v) entered into any other material transactions other than those contemplated by this Agreement; (vi) made any material accrual or material arrangement for or payment of bonuses or special compensation of any kind or any severance or termination pay to any present or former officer or employee; or
(vii) made any material increase in any profit-sharing, bonus, deferred compensation, insurance, pension, retirement, or other employee benefit plan, payment, or arrangement made to, for, or with their officers, directors, or employees;

    (c) US Direct has not (i) granted or agreed to grant any options, warrants, or other rights for its stocks, bonds, or other corporate securities calling for the issuance thereof; (ii) borrowed or agreed to borrow any funds or incurred, or become subject to, any material obligation or liability (absolute or contingent) except liabilities incurred in the ordinary course of business; (iii) paid any material obligation or liability (absolute or contingent) other than current liabilities reflected in or shown on the most recent US Direct balance sheet and current liabilities incurred since that date in the ordinary course of business; (iv) sold or transferred, or agreed to sell or transfer, any of its material assets, properties, or rights, or agreed to cancel, any material debts or claims;
(v) made or permitted any amendment or termination of any contract, agreement, or license to which it is a party if such amendment or termination is material, considering the business of US Direct; or
(vi) issued, delivered, or agreed to issue or deliver any stock, bonds, or other corporate securities including debentures (whether authorized and unissued or held as treasury stock); and

     (d) To the best knowledge of US Direct, it has not become subject to any law or regulation which materially and adversely affects, or in the future would be reasonably expected to adversely affect, the business, operations, properties, assets, or condition of US Direct.

     3.08 Title and Related Matters. Except as provided herein or disclosed in the most recent US Direct balance sheet and the notes thereto, US Direct has good and marketable title to all of its properties, inventory, interests in properties, technology, whether patented or un-patented, and assets, which are reflected in the most recent US
Direct balance sheet or acquired after that date (except properties, interests in properties, and assets sold or otherwise disposed of since such date in the ordinary course of business), free and clear of all mortgages, liens, pledges, charges, or encumbrances, except (i) statutory liens or claims not yet delinquent; and (ii) such

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imperfections of title and easements as do not, and will not, materially detract from, or interfere with, the present or proposed use of the properties subject thereto or affected thereby or otherwise materially impair present business operations on such properties. To the best knowledge of US Direct, its technology does not infringe on the copyright, patent, trade secret, know-how, or other proprietary right of any other person or entity and comprises all such rights necessary to permit the operation of the business of US Direct as now being conducted or as contemplated.

     3.09 Litigation and Proceedings. Except as otherwise disclosed in Schedule 3.09, there are no material actions, suits, or proceedings pending or, to the knowledge of US Direct, threatened by or against US Direct or adversely affecting US Direct, at law or in equity, before any court or other governmental agency or instrumentality, domestic or foreign, or before any arbitrator of any kind. US Direct does not have any knowledge of any default on its part with respect to any judgment, order, writ, injunction, decree, award, rule, or regulation of any court, arbitrator, or governmental agency or instrumentality.

     3.10 Material Contract Defaults. US Direct is not in default in any material respect under the terms of any outstanding contract, agreement, lease, or other commitment which is material to the business, operations, properties, assets, or condition of US Direct, and there is no event of default or other event which, with notice or lapse of time or both, would constitute a default in any material respect under any such contract, agreement, lease, or other commitment in respect of which US Direct has not taken adequate steps to prevent such a default from occurring.

     3.11 No Conflict With Other Instruments. The execution of this Agreement and the consummation of the transactions contemplated by this Agreement will not result in the breach of any term or provision of, or constitute an event of default under, any material indenture, mortgage, deed of trust, or other material contract, agreement, or instrument to which US Direct is a party or to which any of its properties or operations are subject.

     3.12 Governmental Authorizations. US Direct has all licenses, franchises, permits, and other governmental authorizations that are legally required to enable it to conduct its business in all material respects as conducted on the date of this Agreement. Except for compliance with federal and state securities and corporation laws, as hereinafter provided, no authorization, approval, consent, or order of, or registration, declaration, or filing with, any court or other governmental body is required in connection with the execution and delivery by US Direct of this Agreement and the consummation by US Direct of the transactions contemplated hereby.

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



     3.13 Compliance With Laws and Regulations. US Direct has complied with all applicable statutes and regulations of any federal, state, or other governmental entity or agency thereof, except to the extent that noncompliance would not materially and adversely affect the business, operations, properties, assets, or condition of US Direct or except to the extent that noncompliance would not result in the occurrence of any material liability for US Direct. To the best knowledge of US Direct, the consummation of this transaction will comply with all applicable statutes and regulations, subject to the preparation and filing of any forms required by state and federal security laws.

     3.14 Affiliate. US Direct owns approximately 43% of the equity in its Affiliate: RiderPoint, Inc., a Delaware corporation.

     3.15 US Direct Schedules. US Direct has delivered to CyberOpticLabs the following schedules, which are collectively referred to as the "US Direct Schedules" and which consist of the following separate schedules dated as of the date of execution of this Agreement, and instruments and CyberOpticLabs as of such date, all certified by the chief executive officer of US Direct as complete, true, and accurate:

     (a) A schedule including copies of the articles of incorporation and bylaws of US Direct and all amendments thereto in effect as of the date of this Agreement;

(b)	A schedule containing copies of resolutions adopted by the
board of directors of US Direct approving this Agreement and the transactions herein contemplated as referred to in Section 3.02;

     (c) A schedule setting forth a description of any material adverse change in the business, operations, property, inventory, assets, or condition of US Direct since the most recent US Direct balance sheet, required to be provided pursuant to Section 3.04 hereof;

     (d) A schedule setting forth the financial statements required pursuant to Section 3.04 (a) hereof; and

     (e) A schedule setting forth any other information, together with any required copies of documents, required to be disclosed in the US Direct Schedules by Sections 3.01 through 3.14.

     US Direct shall cause the US Direct Schedules and the instruments delivered to CyberOpticLabs hereunder to be updated after the date hereof up to and including the Closing Date. Such updated US Direct Schedules, certified in the same manner as the original US Direct Schedules, shall be delivered prior to and as a condition precedent to the obligation of CyberOpticLabs to close.

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                               ARTICLE IV
               CONDITIONS PRECEDENT TO OBLIGATIONS OF US Direct

     The obligations of US Direct under this Agreement are subject to the satisfaction of US Direct, at or before the Closing Date, of the following conditions:

     4.01 Shareholder Approval. CyberOpticLabs shall call and hold a meeting of its stockholders, or obtain the written consent of a majority of its stockholders, to approve the transactions contemplated by this Agreement including the acquisition of US Direct through the issuance of CyberOpticLabs Common Stock for all of the issued and outstanding US Direct Shares.

     4.02 Accuracy of Representations. The representations and warranties made by CyberOpticLabs in this Agreement were true when made and shall be true at the Closing Date with the same force and affect as if such representations and warranties were made at and as of the Closing Date (except for changes therein permitted by this Agreement), and CyberOpticLabs shall have performed or complied with all covenants and conditions required by this Agreement to be performed or complied with by CyberOpticLabs prior to or at the Closing. US Direct shall be furnished with certificates, signed by duly authorized officers of CyberOpticLabs and dated the Closing Date, to the foregoing effect.

     4.03 Officer's Certificates. US Direct shall have been furnished with certificates dated the Closing Date and signed by the duly authorized chief executive officer of CyberOpticLabs to the effect that to such officers best knowledge no litigation, proceeding, investigation, or inquiry is pending or, to the best knowledge of CyberOpticLabs threatened, which might result in an action to enjoin or prevent the consummation of the transactions contemplated by this Agreement. Furthermore, based on certificates of good standing, representations of government agencies, and CyberOpticLabs's own documents and information, the certificate shall represent, to the best knowledge of the officer, that:

     (a) This Agreement has been duly approved by CyberOpticLabs's board of directors and stockholders and has been duly executed and delivered in the name and on behalf of CyberOpticLabs by its duly authorized officers pursuant to, and in compliance with, authority granted by the board of directors of CyberOpticLabs pursuant to a unanimous consent;

     (b) There have been no material adverse changes in CyberOpticLabs up to and including the date of the certificate;

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     (c)  All conditions required by this Agreement have been met, satisfied, or performed by CyberOpticLabs;

     (d) All authorizations, consents, approvals, registrations, and/or filings with any governmental body, agency, or court required in connection with the execution and delivery of the documents by CyberOpticLabs have been obtained and are in full force and effect or, if not required to have been obtained, will be in full force and effect by such time as may be required; and

     (e) There is no material action, suit, proceeding, inquiry, or investigation at law or in equity by any public board or body pending or threatened against CyberOpticLabs, wherein an unfavorable decision, ruling, or finding could have an adverse effect on the financial condition of CyberOpticLabs, the operation of CyberOpticLabs, or the acquisition and reorganization contemplated herein, or any agreement or instrument by which CyberOpticLabs is bound or in any way contests the existence of CyberOpticLabs.

     4.04 No Material Adverse Change. Prior to the Closing Date, there shall not have occurred any material adverse change in the financial condition, business, or operations of CyberOpticLabs, nor shall any event have occurred which, with the lapse of time or the giving of notice, may cause or create any material adverse change in the financial condition, business, or operations of CyberOpticLabs.

     4.05 Good Standings. US Direct shall have received a certificate of good standing from the secretary of State of Nevada, dated as of the date within five days prior to the Closing Date, certifying that CyberOpticLabs is in good standing as a corporation in the State of Nevada.

     4.06 Percentage Ownership of CyberOpticLabs Stock. Immediately following the exchange referred to in Section 1.01 hereof, US Direct, together with the stockholders of U.S. Direct, shall have "control" (within the meaning of Section 368(c) of the Code) of CyberOpticLabs.

     4.07 Other Items. US Direct shall have received such further documents, certificates, or instruments relating to the transactions contemplated hereby as US Direct may reasonably request.

                            ARTICLE V
       CONDITIONS PRECEDENT TO OBLIGATIONS OF CYBEROPTICLABS

     The obligations of CyberOpticLabs under this Agreement are subject to the satisfaction, at or before the Closing Date, of the following conditions:

     5.01 Shareholder Approval. CyberOpticLabs shall call and hold a meeting of its stockholders, or obtain through a majority written consent of its stockholders, whereby the stockholders of CyberOpticLabs authorize and approve this Agreement and the transactions contemplated hereby.

     5.02 US Direct Stockholders. Holders of all of the issued and outstanding US Direct Shares shall have executed this Agreement and the exchange of shares contemplated by this Agreement.

     5.03 Acquisition of Insurance Solutions Group, Inc. CyberOpticLabs shall acquire Insurance Solutions Group, Inc., a New York corporation, or have entered into a definitive agreement to acquire it.

     5.04 Accuracy of Representations. The representations and warranties made by US Direct and the US Direct Stockholders in this Agreement were true when made and shall be true at the Closing Date with the same force and affect as if such representations and warranties were made at and as of the Closing Date (except for changes therein permitted by this Agreement), and US Direct shall have performed or complied with all covenants and conditions required by this Agreement to be performed or complied with by US Direct prior to or at the Closing. CyberOpticLabs shall be furnished with a certificate, signed by a duly authorized officer of US Direct and dated the Closing Date, to the foregoing effect.

     5.05 Officer's Certificates. CyberOpticLabs shall have been furnished with certificates dated the Closing Date and signed by the duly authorized chief operating officer of US Direct to the effect that no litigation, proceeding, investigation, or inquiry is pending or, to the best knowledge of US Direct, threatened, which might result in an action to enjoin or prevent the consummation of the transactions contemplated by this Agreement. Furthermore, based on certificates of good standing, representations of government agencies, and US Direct's own documents, the certificate shall represent, to the best knowledge of the officer, that:

     (a) This agreement has been duly approved by US Direct's board of directors and has been duly executed and delivered in the name and on behalf of US Direct by its duly authorized officers pursuant to, and in compliance with, authority granted by the board of directors of US Direct pursuant to a unanimous consent of its board of directors and a majority vote of its stockholders;

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     (b)  Except as provided or permitted herein, there have been no material adverse changes in US Direct up to and including the date of the certificate;

     (c) All authorizations, consents, approvals, registrations, and/or filing with any governmental body, agency, or court required in connection with the execution and delivery of the documents by US Direct have been obtained and are in full force and effect or, if not required to have been obtained will be in full force and effect by such time as may be required; and

     (d) Except as otherwise disclosed in Schedule 3.09, there is no material action, suit, proceeding, inquiry, or investigation at law or in equity by any public board or body pending or threatened against US Direct, wherein an unfavorable decision, ruling, or finding would have an adverse affect on the financial condition of US Direct, the operation of US Direct, or the acquisition and reorganization contemplated herein, or any material agreement or instrument by which US Direct is bound or would in any way contest the existence of US Direct.

     5.06 No Material Adverse Change. Prior to the Closing Date, there shall not have occurred any material adverse change in the financial condition, business or operations of US Direct, nor shall any event have occurred which, with the lapse of time or the giving of notice, may cause of create any material adverse change in the financial condition, business, or operations of US Direct.

     5.07 Good Standing. CyberOpticLabs shall have received a certificate of good standing from the appropriate authority in the State of New York, dated as of a date with five days prior to the Closing Date, certifying that the US Direct is in good standing as a corporation in the State of New York.

     5.08 Other Items. CyberOpticLabs shall have received such further documents certificates, or instruments relating to the transactions contemplated hereby as CyberOpticLabs may reasonably request.

                             ARTICLE VI
                          SPECIAL COVENANTS

     6.01  Activities of CyberOpticLabs and US Direct
     (a) From and after the date of this Agreement until the Closing Date and except as set forth in the respective schedules to be delivered by CyberOpticLabs and US Direct pursuant hereto or as permitted or contemplated by this Agreement, CyberOpticLabs and US Direct will each:

         (i) Carry on its business in substantially the same manner as it has heretofore;

         (ii) Maintain in full force and effect insurance comparable in amount and in scope of coverage to that now maintained by it;

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         (iii)  Perform in all material respects all of its obligations under material contracts, leases, and instruments relating to or affecting its assets, properties, and business;

         (iv) Use its best efforts to maintain and preserve it business organization intact, to retain its key employees, and to maintain its relationships with its material suppliers and customers;

         (v) Duly and timely file for all taxable periods ending on or prior to the Closing Date all federal, state, county, and local tax returns required to be filed by or on behalf of such entity or for which such entity may be held responsible and shall pay, or cause to pay, all taxes required to be shown as due and payable on such returns, as well as all installments of tax due and payable during the period commencing on the date of this Agreement and ending on the Closing
Date; and

         (vi) Fully comply with and perform in all material respects all obligations and duties imposed on it by all federal and state laws and all rules, regulations, and orders imposed by federal or state governmental authorities.

     (b) From and after the date of this Agreement and except as provided herein until the Closing Date, CyberOpticLabs and US Direct will not:

         (i) Make any change in its articles of incorporation or bylaws;

         (ii) Enter into or amend any material contract, agreement, or other instrument of any of the types described in such party's schedules, except that a party may enter into or amend any contract, agreement, or other instrument in the ordinary course of business; and

         (iii) Enter into any agreement for the sale of US Direct or CyberOpticLabs securities without the prior approval of the other party.

     6.02 Access to Properties and Records. Until the Closing Date, US Direct and CyberOpticLabs will afford to the other party's officers and authorized representatives full access to the properties, books, and records of the other party in order that each party may have full opportunity to make such reasonable investigation as it shall desire to make of the affairs of US Direct or CyberOpticLabs and will furnish the other party with such additional financial and other information as to the business and properties of US Direct or CyberOpticLabs as each party shall from time to time reasonably request.

     6.03 Indemnification by US Direct. US Direct will indemnify and hold harmless CyberOpticLabs and its directors and officers, and each person, if any, who controls CyberOpticLabs within the meaning of the Securities Act, from and against any and all losses, claims, damages,

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


expenses, liabilities, or actions to which any of them may become subject under applicable law (including the Securities Act and the Securities Exchange Act) and will reimburse them for any legal or other expenses reasonably incurred by them in connection with investigating or defending any claims or actions, whether or not resulting in liability, insofar as such losses, claims, damages, expenses, liabilities, or actions arise out of or are based upon any untrue statement or alleged untrue statement of material fact contained in any application or statement filed with a governmental body or arising out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein, or necessary in order to make the statements therein not misleading, but only insofar as any such statement or omission was made in reliance upon and in conformity with information furnished in writing by US Direct expressly for use therein. The indemnity agreement contained in this Section 6.03 shall remain operative and in full force and effect, regardless of any investigation made by or on behalf of CyberOpticLabs and shall survive the consummation of the transactions contemplated by this Agreement for a period of one year.

     6.04 Indemnification by CyberOpticLabs. CyberOpticLabs will indemnify and hold harmless US Direct, the US Direct Stockholders, US Direct's directors and officers, and each person, if any, who controls US Direct within the meaning of the Securities Act, from and against any and all losses, claims, damages, expenses, liabilities, or actions to which any of them may become subject under applicable law (including the Securities Act and the Securities Exchange Act) and will reimburse them for any legal or other expenses reasonably incurred by them in connection with investigating or defending any claims or actions, whether or not resulting in liability, insofar as such losses, claims, damages, expenses, liabilities, or actions arise out of or are based upon any untrue statement or alleged untrue statement of a material fact contained in any application or statement filed with a governmental body or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein, or necessary in order to make the statements therein not misleading, but only insofar as any such statement or omission was made in reliance upon and in conformity with information furnished in writing by CyberOpticLabs expressly for use therein. The indemnity agreement contained in this Section 6.04 shall remain operative and in full force and effect, regardless of any investigation made by or on behalf of US Direct and shall survive the consummation of the transactions contemplated by this Agreement for a period of one year.

     6.05 The Acquisition of CyberOpticLabs Common Stock. CyberOpticLabs and US Direct understand and agree that the consummation of this Agreement including the issuance of the CyberOpticLabs Common Stock to US Direct in exchange for the US Direct Shares as contemplated hereby, constitutes the

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


offer and sale of securities under the Securities Act and applicable state statutes. CyberOpticLabs and US Direct agree that such transactions shall be consummated in reliance on exemptions from the registration and prospectus delivery requirements of such statutes which depend, among other items, on the circumstances under which such securities are acquired.

     (a) In order to provide documentation for reliance upon the exemptions from the registration and prospectus delivery requirements for such transactions, each shareholder of US Direct shall execute and deliver to CyberOpticLabs an investment representation letter in substantially the same form as that attached hereto as Exhibit "A."

     (b) In connection with the transaction contemplated by this Agreement, US Direct and CyberOpticLabs shall each file, with the assistance of the other and their respective legal counsel, such notices, applications, reports, or other instruments as may be deemed by them to be necessary or appropriate in an effort to document reliance on such exemptions, and the appropriate regulatory authority in the states where the US Direct Stockholders reside unless an exemption requiring no filing is available in such jurisdictions, all to the extent and in the manner as may be deemed by such parties to be appropriate.

     (c) In order to more fully document reliance on the exemptions as provided herein, US Direct, the US Direct Stockholders, and CyberOpticLabs shall execute and deliver to the other, at or prior to the Closing, such further letters of representation, acknowledgment, suitability, or the like as CyberOpticLabs or US Direct and their respective counsel may reasonably request in connection with reliance on exemptions from registration under such securities laws.

     6.06  CyberOpticLabs Liabilities.  Immediately prior to the
Closing Date, CyberOpticLabs shall have $20,000 in cash or cash equivalents and $10,000 in liabilities with all expenses related to this Agreement or otherwise having been paid.

     6.07 Securities Filings. CyberOpticLabs shall be responsible for the preparation of a Form D and its filing with the Securities and Exchange Commission and US Direct will be responsible for any and all filings in any jurisdiction where its stockholders reside which would require a filing with a governmental agency as a result of the transactions contemplated in this Agreement.

     6.08  Sales of Securities Under Rule 144, If Applicable.

     (a) CyberOpticLabs will use its best efforts to at all times satisfy the current public information requirements of rule 144 promulgated under the Securities Act so that its stockholders can sell restricted securities that have been held for one year or more or such other restricted period as required by rule 144 as it is from time to time amended.

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



     (b) Upon being informed in writing by any person holding restricted stock of CyberOpticLabs as of the date of this Agreement that such person intends to sell any shares under rule 144 promulgated under the Securities Act (including any rule adopted in substitution or replacement thereof), CyberOpticLabs will certify in writing to such person that it is compliance with rule 144 current public information requirement to enable such person to sell such person's restricted stock under rule 144, as may be applicable under the circumstances.

     (c) If any certificate representing any such restricted stock is presented to CyberOpticLabs's transfer agent for registration or transfer in connection with any sales theretofore made under rule
144, provided such certificate is duly endorsed for transfer by the appropriate person(s) or accompanied by a separate stock power duly executed by the appropriate person(s) in each case with reasonable assurances that such endorsements are genuine and effective, and is accompanied by an opinion of counsel satisfactory to CyberOpticLabs and its counsel that such transfer has complied with the requirements of rule 144, as the case may be, CyberOpticLabs will promptly instruct its transfer agent to register such transfer and to issue one or more new certificates representing such shares to the transferee and, if appropriate under the provisions of rule 144, as the case may be, free of any stop transfer order or restrictive legend. The provisions of this Section 6.08 shall survive the Closing and the consummation of the transactions contemplated by this Agreement for a period of two years.

     6.09 New Board of Directors and Officers. Upon closing of the transactions contemplated by this Agreement, the two of the current directors and officers of CyberOpticLabs shall resign, seriatim, and each of Krisha Nyborg and John Scagnelli designated by US Direct shall be appointed to fill the vacancies created thereby.

     6.10 No Plan to Dispose of CyberOpticLabs Stock Received In the Exchanges Referred to in Section 1.01. None of the US Direct Stockholders has, nor will have, as of immediately prior to the closing of the exchanges referred to in Section 1.01, any plan, intention, commitment of obligation to dispose of any of the CyberOpticLabs common shares that any of them will receive pursuant to Section 1.01.

                            ARTICLE VII
                           MISCELLANEOUS

     7.01 Brokers. CyberOpticLabs and US Direct agree that there were no finders or brokers involved in bringing the parties together or who were instrumental in the negotiation, execution, or consummation of this Agreement. Further, CyberOpticLabs and US Direct each agree to

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


indemnify the other against any claim by any third person for any commission, brokerage, or finder's fee or other payment with respect to this Agreement or the transactions contemplated hereby based on any alleged agreement or understanding between such party and such third person, whether express or implied, from the actions of such party.

     The covenants set forth in this section shall survive the Closing Date and the consummation of the transactions herein contemplated.

     7.02 No Representation Regarding Tax Treatment. No representation or warranty is being made by any party to any other regarding the treatment of this transaction for federal or state income taxation.
Each party has relied exclusively on its own legal, accounting, and other tax adviser regarding the treatment of this transaction for federal and state income taxes and on no representation, warranty, or assurance from any other party or such other party's legal, accounting, or other adviser.

     7.03 Governing Law. This Agreement shall be governed by, enforced and construed under and in accordance with the laws of the State of Nevada.

     7.04 Notices. Any notices or other communications required or permitted hereunder shall be sufficiently given if personally delivered, if sent by facsimile or telecopy transmission or other electronic communication confirmed by registered or certified mail, postage prepaid, or if sent by prepaid overnight courier addressed as follows:

     7.05 Consistent Tax Treatment of Exchanges. Each of the parties hereto intend for the exchange contemplated under Section
1.01 to be treated for tax purposes as a contribution by the US Direct Stockholders of their US Direct shares to qualify as a tax-free exchange under Section 351(a) of the Code. Each of the parties hereto shall treat the exchanges contemplated under Section 1.01 consistent with such intent for all tax reporting and other purposes including, without limitation in the presentation and filing of their respective tax returns.

If to CyberOpticLabs, to:       If to US Direct, to:
     Ivan Wong                       Insurance Solutions Group
     CyberOpticLabs, Inc.            476 Express Drive South
     7 Old Lantern Road              Medford, NY 11763
     Norwalk, Connecticut 06851      Fax:  (613) 447-1561
     Fax:  (___) ____-______


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With Copies to:	              With copies to:
     Victor D. Schwarz, Esq.	       Eric Hellige, Esq.
     2681 Parleys Way, Suite 203     Pryor Cashman Sherman & Flynn LLP
     Salt Lake City, Utah 84109      410 Park Ave, NY, NY 10022
     Fax:  (801) 463-6085            Fax:  (212) 326-0806


or such other addresses as shall be furnished in writing by any party in the manner for giving notices, hereunder, and any such notice or communication shall be deemed to have been given as of the date so delivered or sent by facsimile or telecopy transmission or other electronic communication, or one day after the date so sent by overnight courier.

     7.05 Attorney's Fees. In the event that any party institutes any action or suit to enforce this Agreement or to secure relief from any default hereunder or breach hereof, the breaching party or parties shall reimburse the nonbreaching party or parties for all costs, including reasonable attorneys' fees, incurred in connection therewith and in enforcing or collecting any judgment rendered therein.

     7.06 Schedules; Knowledge. Whenever in any section of this Agreement reference is made to information set forth in the schedules provided by CyberOpticLabs or US Direct such reference is to information specifically set forth in such schedules and clearly marked to identify the section of this Agreement to which the information relates. Whenever any representation is made to the "knowledge" of any party, it shall be deemed to be a representation that no officer or director of such party, after reasonable investigation, has any knowledge of such matters.

     7.07 Entire Agreement. This Agreement represents the entire agreement between the parties relating to the subject matter hereof. All previous agreements between the parties, whether written or oral, have been merged into this Agreement. This Agreement alone fully and completely expresses the agreement of the parties relating to the subject matter hereof. There are no other courses of dealing, understandings, agreements, representations, or warranties, written or oral, except as set forth herein.

     7.08 Survival; Termination. The representations, warranties, and covenants of the respective parties shall survive the Closing Date and the consummation of the transactions herein contemplated for a period of six months from the Closing Date, unless otherwise provided herein.

     7.09 Counterparts. This Agreement may be executed in multiple counterparts, each of which shall be deemed an original and all of which taken together shall be but a single instrument.

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7.10	Amendment or Waiver.  Every right and remedy provided herein shall be cumulative with every other right and remedy, whether conferred herein, at law, or in equity, and such remedies may be enforced concurrently, and no waiver by any party of the performance of any obligation by the other shall be construed as a waiver of the same or any other default then, theretofore, or thereafter occurring or existing. At any time prior to the Closing Date, this Agreement may be amended by a writing signed by all parties hereto, with respect to any of the terms contained herein, and any term or condition of this Agreement may be waived or the time for performance thereof may be extended by a writing signed by the party or parties for whose benefit the provision is intended.

     IN WITNESS WHEREOF, the corporate parties hereto have caused this Agreement to be executed by their respective officers, hereunto duly authorized, as of the date first above written.

CYBEROPTICLABS, INC.,             US Direct Insurance Agency Inc.,
a Nevada corporation              a New York corporation


By:_______________________        By:_______________________


STATE OF ________     )
                      ss.
COUNTY OF ___________ )

     On this        day of November, 2000, personally appeared before
me _______________, whose identity is personally known to me and who by me duly sworn, did say that he is the _____________ of CyberOpticLabs, Inc. and that said document was signed by him of behalf of said corporation by authority of its bylaws, and said _____________ acknowledged to me that said corporation executed the same.

     ______________________________________________
     NOTARY PUBLIC


STATE OF NEW YORK	      )
                        ss.
COUNTY OF _________     )

     On this       day of November, 2000, personally appeared before
me __________, whose identity is personally known to me and who by me duly sworn, did say that he is the president of ISG Group, Inc. and that said document was signed by him of behalf of said corporation by authority of its bylaws, and said ________________ acknowledged to me that said corporation executed the same.

     __________________________________________
     NOTARY PUBLIC


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

                             Exhibit A-1

                   US Direct Insurance Agency, Inc.
                         List of Stockholders

                          Number of Shares   Number of CyberOpticLabs Share
Name of Shareholder         of ISG Owned    Shares to be Received in Exchange
-------------------       ----------------  ---------------------------------
Geils Ventures LLC           10,000             10,000,000
Craig Gironda                   400                400,000
Pedro P. Mata                   400                100,000
Carl Carman                     100                100,000
Gabriel Wajner                   60                 60,000
Paul Riss c/f Jacob              45                 45,000
Paul Riss c/f Rebecca            45                 45,000
Tara Lee Rama                    25                 25,000
Pedro F. Mata                    10                 10,000
Anthony Scalice                  10                 10,000
John Moore                        6                  6,000
Rita Garber                       5                  5,000
Ardsley Methodist Church          5                  5,000
                             ------             ----------
  Total                      11,111             11,111,000